As filed with the Securities and Exchange Commission on November 22, 2005
                         Commission File No. 333-128584
 -------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ADMIRALTY HOLDING COMPANY
                         (formerly Ruby Mining Company)

                 (Name of small business issuer in its charter)

     Colorado                            1000                  83-0214117
--------------------------  ----------------------------  ---------------------
(State or jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
     Organization)          Classification Code Number)   Identification Number)


                             3318 Highway 5, No. 504
                        Douglasville, Georgia 30135-2308
                                 (404) 348-4728

  ----------------------------------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

     Murray D. Bradley, Jr., Secretary-Treasurer and Chief Financial Officer
                             3318 Highway 5, No. 504
                        Douglasville, Georgia 30135-2308
                                 (404) 348-4728
 -------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                             ----------------------

                                   Copies to:

                           Steven A. Cunningham, Esq.
                           Steven A. Cunningham, P.C.
                        11660 Alpharetta Hwy., Suite 155
                             Roswell, Georgia 30076
                            Telephone: (770) 442-2364

Approximate date of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
---------------------------


CALCULATION OF REGISTRATION FEE


Title of each                                                              Proposed         Proposed
class of                                               Amount              maximum          maximum            Amount of
securities to be                                       to be               offering price   aggregate          registration
registered                                             registered(1)       per Share(2)     offering price     fee

Common Stock, $001 par value per share (3)........     62,500,000          $ 0.18           $ 11,250,000       $ 1324.13

Common Stock, $.001 par value per share(4)........      9,615,385            0.25              2,403,846          282.93

                                                       ----------          ------           ------------       ---------
Total.............................................     72,115,385                           $ 13,653,846       $ 1607.12

==================================================     ==========          ======           ============       =========

(1) Includes shares of our common stock, $.001 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate amount of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants.

For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of common stock that we believe will be issuable upon exercise of the callable secured convertible notes, based upon the conversion formula set forth in the notes as currently applied and upon exercise of the warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of issuance or sale of shares below the then current market price, result in our having insufficient shares, we would not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, using the last reported sale price on the Over-the-Counter Bulletin Board on September 22, 2005, which was $0.18 per share.

(3) Represents a good faith estimate of shares underlying callable secured convertible notes, based upon the conversion formula set out in those notes as currently applied.

(4) Represents shares underlying warrants exercisable at $0.25 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2005

                            ADMIRALTY HOLDING COMPANY
                     (formerly known as RUBY MINING COMPANY)


                     Up to 72,115,385 Shares of Common Stock



This prospectus relates to the resale by the selling stockholders of up to 72,115,385 shares of our common stock, including up to 62,500,000 shares of common stock underlying callable secured convertible notes in an aggregate principal amount of $2,500,000 and up to 9,615,385 shares issuable upon the exercise of common stock purchase warrants. The callable secured convertible notes are convertible into our common stock at the lower of $0.15 or 50% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock that they are offering pursuant to this prospectus.


We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants, if exercised. The proceeds from the exercise of warrants, if any, will be used for working capital. All costs associated with this registration will be borne by us.


Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the Over-the-Counter Bulletin Board under the symbol ADMH. On November 15, 2005 the last reported sale price from our common stock was $0.13 per share.

Investing in our common stock involves substantial risks that are described in the "Risk Factors" section beginning on page 9 of this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Ruby Mining Company with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective.. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.


The date of this prospectus is November 21, 2005.

                               PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company


We changed our name, effective November 2, 2005, from Ruby Mining Company ("Ruby") to Admiralty Holding Company (the "Company" or "AHC") in order to better reflect the nature of our business. Pursuant to a Plan and Agreement of Share Exchange completed in May 2001, the shareholders of Admiralty Corporation ("Admiralty"), became the principal shareholders of Ruby and Admiralty then became and remains today a wholly-owned subsidiary of the Company. Since that time, the Company has conducted its operations through Admiralty. The Company was incorporated under the laws of the State of Colorado in 1971. Admiralty was incorporated under the laws of the State of Georgia in 1988. Unless the context otherwise requires, all references to the Company shall include both AHC and Admiralty.

We are engaged principally in the business of testing and deploying proprietary detection technology for use, in partnership with governments, marine archaeologists and other nautical and maritime experts, in locating and recovering valuable cargoes from historic shipwrecks, primarily those from the 16th, 17th, and 18th centuries. We also continue to evaluate the potential application of our technology for assisting domestic governmental agencies in locating and retrieving unexploded marine ordnance and weapons.


Our business activities are focused in 8 principal areas:

1. Finalizing development of a new, proprietary technology to detect gold, silver and other precious metals in a salt-water environment, through layers of sand, sediment and coral.

2. Conducting historical research on shipwrecks, principally those from the 16th, 17th, and 18th centuries.

3. Analyzing the principal issues related to the legalities associated with historic (pre-1900) shipwreck search and recovery operations.

4. Negotiating agreements with countries for permits to search for and recover valuable cargoes from historic shipwrecks in their territorial waters.

5. Finding synergistic and accretive joint venture, investment and acquisition candidates with experience, expertise, and assets (such as vessels, equipment, historical documentation, and projects) related to the business of shipwreck exploration and excavation.

6. Conducting search efforts to locate and arrest historic shipwrecks situated in international waters.

7. Acquiring and deploying marine vessels equipped with advanced conventional search and recovery capabilities for use in historic shipwreck search and recovery operations

8. Exploring, in association with domestic governmental agencies, the possibility of deploying the ATLIS(TM) technology to locate and retrieve for disposal unexploded ordnance and weapons in the territorial waters of the Untied States.

The Company is a development stage company and has had only minimal revenues from operations. We satisfied liquidity and capital requirements during the year ended December 31, 2004 through the issuance of common stock, warrants, loans, and short-term interest bearing advances. In addition, the Company benefited in 2004 from the deferral of compensation by the Company's executive staff in the amount $229,800, of which $50,000 of accrued compensation was due to the previous CEO.


We had no revenue from operations during the year ended December 31, 2004 and we had no revenue from operations for the year ended December 31, 2003.. For the year ended December 31, 2004, we incurred a net loss of $2,960,451, compared to a net loss of $1,130,857 for the year ended December 31, 2003. Our primary activities consist of establishing and maintaining financing and funding sources and opportunities, establishing and maintaining strategic and other business relationships, and organizing the marine, archeological and logistical human and physical assets that will enhance our ability to pursue the cargoes of historic shipwrecks.

In April 2004, our Board of Directors appointed G. Howard Collingwood as its Chairman and the Company's Chief Executive Officer, replacing Herbert C. Leeming in those positions. Mr. Leeming had served in those positions from May 2001 until his replacement by Mr. Collingwood. Mr. Collingwood has served as a director of the Company since May 2001 and served as the Company's President and Chief Operating Officer from November 2003 until his assumption of the positions of Chairman, Chief Executive Officer and President in April 2004.

The Offering


Common stock offered by
selling stockholders ...........   Up to 72,115,385 shares, based on current
                                   market prices and assuming full conversion of the callable secured convertible notes and exercise of the warrants. This number includes 62,500,000 shares of common stock underlying callable secured convertible notes in the aggregate principal amount of $2,500,000 (representing a good faith estimate of the shares underlying the callable secured convertible notes, based upon the conversion formula as currently applied), and 9,615,385 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.25 per share.



Common stock outstanding
prior to the offering(1) .......   55,592,190 shares.

Common stock outstanding
after the offering(1)...........   Up to 127,707,575 shares.

Use of proceeds ................   We will not receive any proceeds from the
                                   sale of the common stock hereunder. We will receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, we will not receive any proceeds. In addition, we have received gross proceeds of 1,650,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $850,000 within five days of this prospectus being declared effective by the Securities and Exchange Commission. The proceeds from the sale of the callable secured convertible notes have been used and will be used to pay accounts payable, complete the first ATLIS(TM) field unit, support ongoing operations, and acquire capital equipment and for working capital.


Risk Factors/Dilution...........   The offering involves a high degree of risk.

OTC Bulletin Board symbol

Common stock...................    ADMH (formerly RUBM)



---------------------------

(1) Does not include the exercise of issued and outstanding options to purchase a total of 477,500 shares of our common stock at exercise prices ranging from $1.00 to $3.00 per share, or the exercise of issued and outstanding warrants to purchase a total of 24,872,710 shares of our common stock at exercise prices ranging from $0..05 to $2.25 per share.

Terms of Callable Secured Convertible Notes and Warrants


To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 9,615,385 shares of our common stock. The sale of the callable secured convertible notes and warrants is to occur in three tranches and the investors are obligated to provide us with an aggregate of $2,500,000 as follows:


o   $850,000 was disbursed on June 28, 2005;


o $800,000 was disbursed on September 29,2005 (after the initial filing of the registration statement); and


o $850,000 is to be disbursed within five days of the effectiveness of this registration statement.


Each closing under the Securities Purchase Agreement is subject to the following conditions:


o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $0.16 per share, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.15 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. As of November 15, 2005, none of the notes have been converted.

The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided; (i) there is no event of default by us; (ii) we have a sufficient number of authorized shares of common stock reserved for issuance upon conversion; and (iii) our stock is trading at or below $0.15 per share. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. As of November 15, 2005, none of the warrants have been exercised.

The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock, in the aggregate, held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional portions of the callable secured convertible notes and/or exercise additional portions of their warrants.

We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. Pursuant to this requirement, we filed this registration statement on September 26, 2005. The Securities Purchase Agreement provides for financial penalties to be assessed against the Company in the event the registration statement is not declared effective by November 10, 2005; however, the selling stockholders have extended this deadline to December 10, 2005. For a description of the investment risks associated with the callable secured convertible notes and the warrants, you should carefully review the "Risk Factors", section of this prospectus. Because the notes are convertible at a 50% discount to the trading price, as noted above, and there is no minimum (i.e., floor) conversion price, the number of shares that we might have to issue upon conversion is virtually without limit (assuming there is a market to sell the conversion shares and that we have a sufficient number of authorized but unissued shares of common stock to effectuate the conversion) and therefore could ultimately result in a complete change in control of the Company and could significantly reduce the future price of our stock. For a more complete description of the specific terms and conditions of the callable secured convertible notes and the associated warrants, see the "Selling Stockholders" section of this prospectus.

                          Summary Financial Information

                                                          For the year ended            For the nine months ended
                                                             December 31,                      September 30,
                                                      ----------------------------      ---------------------------

Statement of Operations Data:                            2003            2004             2004              2005
-----------------------------
Net Sales .......................................              0                0                0            1,000
Net cost of sales ...............................              0                0                0                0
Operating expenses ..............................        380,665        2,189,723       (1,782,472)      (1,300,364)
Operating loss ..................................       (380,665)      (2,189,723)      (1,782,472)      (1,299,364)
Other income (expense) ..........................        114,658          127,682          127,805            6,677
Interest Expense ................................       (864,850)        (898,410)        (688,578)        (941,389)
Net income (loss) ...............................     (1,130,857)      (2,960,451)      (2,343,245)      (2,234,076)
Net income (loss) applicable to common
  shareholders ..................................     (1,130,857)      (2,960,451)      (2,343,245)      (2,234,076)
Net income (loss) per common share ..............          (0.04)           (0.06)           (0.04)           (0.04)

Shares used in computing net loss per share .....     29,864,442       50,951,007       52,279,017       55,576,590




                                                                                          As of                   As of
Balance Sheet Data:                                                                  December 31, 2004        September 30, 2005
-------------------                                                                  -----------------        ------------------

Current assets...................................                                          636,641              1,122,896
Current liabilities..............................                                        1,172,463                958,941
Working capital (deficit)........................                                         (535,822)              (163,955)
Total assets.....................................                                        1,750,196              2,495,194
Accumulated deficit..............................                                      (17,806,556)           (20,040,631)
Stockholders' deficit ...........................                                       (6,319,653)            (7,721,760)

                                  RISK FACTORS

Before you invest in our common stock, you should be aware of the risks described below which constitute material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

Special Note Regarding Forward-Looking Statements

Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

     Due to our significant accumulated losses and our inability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have had success in raising working capital from the sale of our common stock in the past, the going concern language in our auditors' report could negatively affect our ability to raise such funds in the future. Some investors are unwilling to invest with companies that have going concern language in the auditors' report and others demand substantial discounts from the market price. Unless we are able to raise additional working capital through the sale of our common stock, we will not be able to continue the recovery operations nor will we be able to pay our existing current liabilities, which could result in protection under bankruptcy laws. Under certain conditions, including but not limited to having judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments. At this time, we are unable to assess the likelihood that we would seek bankruptcy protection in the near future. There can be no assurance that we will be successful in raising working capital from the sale of our common stock.

We have limited working capital, have accumulated significant losses, and expect our losses to continue.


     As of December 31, 2004, we had a deficit working capital of $(535,822). As of September 30, 2005, we had working capital of.$166,955. Our accumulated deficit was $(17,806,556) as of December 31,2004, and $(20,040,632)as of
September 30, 2005. We had a net loss of $1,130,857 for the fiscal year ended December 31, 2003, a net loss of $2,960,451 for the fiscal year ended December 31, 2004, and a net loss of $2,23,076 for the nine months ended September 30, 2005. Our losses have resulted principally from a lack of revenue. We may never achieve profitability. Furthermore, we may continue to encounter substantial delays and unexpected expenses related to historical and scientific research, production of the ATLIS(TM) field units, search and recovery operations, regulatory matters or other unforeseen difficulties.

We have incurred substantial indebtedness which, if not repaid or refinanced upon maturity, could result in severe adverse consequences for the Company.

     We have outstanding Senior Nonconvertible and Junior Nonconvertible 6% Debentures (the "Debentures") issued in 1996 and 1997 in the aggregate face amount of $5 million. $2.5 million of the Debentures, plus interest in the amount of $1,500,000, is due and payable on each of September 30, 2006 and August 22, 2007, representing a total repayment obligation (including Interest) in the amount of $8,000,000. The Company is not currently in a position to make these payments.. If we are unable to meet these obligations, we will be forced to restructure or refinance them or to sell additional equity financing to satisfy them, which we may be unable to do on satisfactory terms or at all. Such a default on these obligations would also trigger a default and require immediate repayment of the callable secured convertible notes, to the extent those notes were to be outstanding at such time and not previously converted into shares of our common stock. If we were then unable to repay those notes, the noteholders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations. Furthermore, if those notes were not outstanding and we were unable to repay or restructure the Debenture obligations, we would be forced to seek bankruptcy dissolution or reorganization.


There are a large number of shares underlying our callable secured convertible notes and outstanding warrants and options that may be available for future sale, and the sale of these shares may result in a complete change of control of the Company and significantly depress the market price of our common stock.

     As of November 15, 2005, we had 55,592,190 shares of our common stock issued and outstanding, $1,650,000 of callable secured convertible notes outstanding that may be converted into an estimated 41,250,000 shares of common stock, at a price substantially less than the current market price, warrants issued to the holders of the notes to purchase 6,346,151 shares of our common stock at an exercise price of $.25 per share, additional outstanding warrants to purchase 21,603,482 shares of our common stock at exercise prices ranging from $0.05 to $2.25 per share, and options to purchase 477,500 shares of our common stock at exercise prices ranging from $1.00 to $3.00. Furthermore, we have an obligation to sell an additional $850,000 of notes that may be converted into an estimated 21,250,000 shares of our common stock in the near future and to issue warrants to the holders of the callable secured convertible notes to purchase an additional 3,269,234 shares of our common stock.. In addition, the number of shares of common stock issuable upon conversion of the notes may increase if the market price of our stock declines since the notes are convertible into shares of our common stock at a 50% discount to the trading price... The sale of these shares is likely to significantly depress the market price of our common stock. Moreover, the significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could in turn encourage short sales by other investors. This could place additional downward pressure on the price of our common stock. In addition, not only the actual sale of shares issued upon conversion of the notes or exercise of the warrants, but also the mere perception that these sales could occur, may significantly deflate the market price of our common stock.

     Furthermore, since there is no upper limit on the number of shares that we might have to issue over time to the selling stockholders, given that there is no floor or minimum conversion price, but rather a 50% discount to the trading price, we might have to issue a large enough number of shares to the selling stockholders over time that could lead to a complete change in the voting control of the Company.

In the event the Company defaulted in its obligations to the selling stockholders, the selling stockholders might take the position their ownership limitation of 4.99% of the Company's common stock is not enforceable and seek to convert the notes and exercise the warrants to gain control of the Company.

     Although the terms of the callable secured convertible notes and the associated warrants prohibit the selling stockholders from converting their notes and/or exercising their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, if we defaulted in our obligations to the selling stockholders, they might take the position that those contractual prohibitions are unenforceable and seek to convert and/or exercise all of their holdings. Such action could result in the selling stockholders acquiring a sufficient number of shares of our common stock to gain voting control of the Company.


The issuance of shares upon conversion of the callable secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.


     The issuance of shares upon conversion of the callable secured convertible notes and exercise of the warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable upon conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise price would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings over time. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued over time (assuming there is a market to sell the conversion shares and that we have a sufficient number of authorized but unissued shares of common stock to effectuate the conversion) which could have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay the outstanding callable secured convertible notes, we would be required to use our current cash, if available, or raise additional funds. Our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could in turn require us to curtail or cease operations.

     The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,650,000 callable secured convertible notes outstanding, the investors are obligated to purchase additional callable secured convertible notes in the amount of $850,000, provided that we meet the obligations specified in the Security Purchase Agreement. Any event of default, such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely have this registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible notes, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company, and the delisting of our common stock, could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period.

     We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the noteholders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


Because our securities trade on the Over-the-Counter Bulletin Board, investors' ability to sell their shares in the secondary market may be limited.

     Since May 25, 2001, our shares have traded on the Over-the-Counter Bulletin Board. As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained. Moreover, because our securities currently trade on the Over-the-Counter Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares may be deemed "penny stocks," investors may have difficulty selling them in the secondary trading market.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Securities Exchange Act of 1934 require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Furthermore, monthly statements are required to be sent disclosing recent price information for the penny stocks.

There are special risk associated with the business of historic shipwreck search and recovery of which investors should take note.


     Historic shipwreck search and recovery, even with the ATLIS(TM) technology developed by Admiralty, is extremely speculative and involves a high degree of risk. Certain shipwrecks thought to contain valuable cargoes and artifacts already may have been partially or fully excavated or may not have had any items of value on board at the time of sinking. Furthermore, even if objects of believed value are located and recovered, there is the possibility that others, including both private parties and governmental entities, asserting conflicting claims, may challenge the Company's rights to the recovered objects. Additionally, natural hazards may render historic shipwreck search and recovery difficult or impossible. Conditions such as bad weather, strong currents, deep water, dangerous reefs and other unanticipated conditions may severely hinder the Company's operations. Moreover, recovery operations are typically very expensive. Finally, even if the Company is successful in locating and retrieving objects from a shipwreck and establishing good title thereto, there can be no assurance as to the value that such objects will bring at their sale, as the market for such objects is uncertain.


Our ATLIS (TM) technology has not been completed and the development and testing have experienced substantial delays.


     Admiralty has conducted only one ocean test of its ATLIS(TM) technology, which, although successful, was quite rudimentary in nature. There is no assurance that we will successfully produce a detection device which will function satisfactorily in actual historic shipwreck exploration and excavation operations so as to permit the Company to become commercially viable in such operations. The Company has previously encountered difficulties, largely brought about by insufficient funding, in its ATLIS(TM) technology development and production programs and there is no assurance that we will not encounter similar or other difficulties in our future technology development and production programs that could delay or even preclude the successful deployment of its detection technology in historic shipwreck search and recovery operations.

It is possible that technological advances by competing parties could render our technology inferior or even obsolete before it is deployed.

     In the future, innovation and technological advances in the historic shipwreck search and recovery industry could result in technology with detection capabilities equal or superior to the detection technology developed by the Company. Such developments could make our technology less attractive and less competitive or even obsolete.

We face potentially strong competition which is likely to increase as the industry matures and expands.


     We operate in a competitive and rapidly changing environment and will compete against a variety of companies, some of which may have superior experience and financial resources. There can be no assurance that we will be able to compete successfully against our competitors for exclusive permits to engage in historic shipwreck search and recovery operations in every offshore area identified as prime historic shipwreck prospects.


We face a complex set of regulatory hurdles which could prove expensive and even prohibitive.


     Historic shipwreck sites and recoveries from such sites may be subject to the competing claims of other shipwreck recovery companies and state, federal and foreign governments. Lengthy and costly legal proceedings may be required to protect or establish any ownership or recovery rights. We intend to attempt to mitigate these risks by following established nautical archaeological protocols and strictly adhering to the requisite legal dictates in securing and operating under marine exploration and recovery permits and licenses. However, there can be no assurance that our efforts to reduce these risks will be successful.

We face risks associated with marine search and recovery contracts with governments, international opposition to commercial historic shipwreck recovery, and claims by sovereignties, and our permit from Jamaica may not be renewed.

     We intend to engage in operations in areas that require permits or licenses from domestic and foreign governments. Admiralty has applied for several marine search and recovery permits, but to date its only license has been issued by the Government of Jamaica to conduct exploration activities in the waters of the Pedro Bank. This license expires at the end of November 2005. Although we believe this license will be extended or renewed, there is no assurance that it will be extended or renewed or that any renewal will be on terms and conditions equally favorable to the Company as those contained in the current license. Permits are necessary to fully implement our plan of operations. Additionally, marine exploration and recovery permits typically require the permit holder to follow certain specified procedures in connection with its search and recovery operations. In the event the Company receives a permit, but fails to follow such procedures and adhere to such restrictions, the permit can be terminated or revoked.

     Furthermore, we may be subject to expropriation of valuable historic shipwreck sites located by us, although we intend to use our best efforts to protect the Company against potential losses which could result from expropriation activities, such efforts to include the acquisition of political risk and expropriation insurance (as conditions dictate).

     A number of international organizations, such as the United Nations Educational, Scientific & Cultural Organization ("UNESCO") and certain environmental and historic preservation groups, are opposed to fundamental aspects of the commercial recovery of historic shipwrecks (those 100 years old or older) and are encouraging the nations of the world to place severe restrictions on or prohibit outright the commercial exploitation of historic shipwreck sites. In particular, UNESCO has adopted a treaty known as the Convention on the Protection of Underwater Cultural Heritage. If adopted, it would restrict access to historical shipwrecks around the world to the extent it would require compliance with certain guidelines. These guidelines require adherence to strict archaeological practices, and we intend to follow these guidelines, for the most part, in projects to which they are applicable. Nevertheless, we believe that the convention, if widely ratified and adopted, could increase regulation of shipwreck recovery operations and could result in higher costs.

     We do not believe that the Convention will be widely adopted as presented. The United States, Great Britain, and several other critical nations have voiced their opposition to any Convention that would prevent legitimate private sector access to shipwrecks. In addition, several organizations, including the Maritime Law Association, Historic Shipwreck Salvors Professional Association and the Professional Shipwreck Explorers Association are actively engaged in promoting the role of legitimate commercial access to shipwrecks.

     Another development which may pose a risk our planned business activities is the claim by certain maritime nations that they have not abandoned and therefore still hold possessory rights to their sovereign shipwrecks, including warships and vessels carrying government cargoes.


We may suffer delays or losses from equipment failure.

     Underwater recovery operations are inherently difficult and dangerous and may be delayed or adversely affected by equipment failures. Search and/or recovery activities in most permitted or licensed territories can only be conducted (due to weather and other seasonal factors) during a limited time each year. In the event search and/or recovery efforts are delayed by equipment failures, they may be postponed until equipment is repaired. Such delays would reduce the time available to locate and/or recover the wrecks and thus reduce the opportunity to locate and recover valuable artifacts.

We may encounter extreme uncertainty in connection with efforts to market recovered cargoes.


     We intend to locate and recover precious metals (gold and silver), coins and bars, gemstones and items of historical and archaeological value in a marine environment. The precious metals market is subject to significant fluctuations in value and, although the market price has been rapidly increasing, there is no assurance that recoveries of precious metals by the Company, if any, will occur at a time when the market is favorable to sellers numismatic and investment values as well. Additionally, there is no assurance that numismatic or investment values can be obtained at significantly higher rates than bullion values for gold and silver, and the market for historical or numismatic objects may be adversely affected if an inordinately large supply of such items is offered for sale at or about the same time. There is no assurance that such a market will exist at the time the Company recovers such items, if ever, or that then existing prices will be sufficient for the Company to realize any significant profit from such objects. It may require an extended period of time before adequate profit, if any, is realized, on any artifacts we may recover in the future.


Our operations are subject to inherent environmental and archaeological risks.


     The effect of our underwater search and recovery operations on the surrounding environment cannot currently be fully assessed. Due to the recent increased opposition to commercial historic shipwreck salvage by certain environmental and historic preservation groups and international organizations, such as UNESCO, it is possible that such groups and organizations may, in certain areas, attempt to adversely influence a government with regard to the Company's search and recovery operations on the grounds that they are harmful to the environment or historic preservation policies. In such event, our search and recovery operations could be delayed or even prohibited, and the Company could be required to expend funds to contest such claims, which funds would normally be applied to our operations.

     We do not believe the Company's operations will be harmful to the environment or will compromise historic preservation values and will vigorously defend any such claims should an action be instituted. Moreover, we intend to conduct its recovery operations in accordance with the standards of established nautical archaeology. No assurance can be given, however, that operations of the Company will not, on occasion, be later found to violate applicable environmental regulations or elements of nautical archaeological protocols.


We may be subjected to unauthorized incursions into our salvage sites.


     Although we anticipate having exclusive contracts to search for and recover historic shipwreck shipwrecks in permitted or licensed territories, it is possible that unauthorized persons may attempt to search for artifacts in such areas or to take from us artifacts recovered by the Company. The Company will be partially dependent upon the appropriate government with jurisdiction to bar unauthorized divers from such areas and to protect us from pirating.. Additionally, we will utilize an expert security force on each recovery site to help us maintain the security of the sites and operations on such sites. However, no assurance can be given that such efforts will be successful and that unauthorized divers will engage in recovery activities in our licensed domain.


We could have insufficient insurance coverage for our operations.


     The Company has secured general insurance against liabilities that could occur. Such liabilities, common to the marine salvage industry, could include loss of life, accidents, loss of ships and equipment, and other similar dangers. We cannot guarantee that its insurance coverage is adequate. Accordingly, if one or more substantial claims in excess of insurance coverage against the Company were to be successfully sustained, our financial condition and future prospects could be materially adversely affected. Any historic ship wreck which the Company may recover will be insured when, in our judgment, it is necessary to do so. No assurance can be given that an affordable premium will be sufficient to obtain coverage for the full value of any historic shipwreck items.


Our operations are subject to extensive government regulation which are subject to change from time to time, and some of the changes could be adverse to us.


     We are subject to a wide range of governmental regulations promulgated by various local, state, federal and foreign government agencies with respect to our business, including regulations that govern the search for and ownership of abandoned shipwrecks, as well as environmental and ecological regulations. The regulations controlling our activities will depend upon the location of any particular search and recovery venture in which we may engage. Accordingly, we may be prevented from operating in a particular area in which we seek to conduct activities because of our inability to comply with the applicable regulations imposed by the governing body of such area. Additionally, domestic and international laws governing the recovery and disposition of historic shipwrecks (those more than 100 years old) are somewhat indefinite and are the subject of ongoing legal clarification.


There are substantial risks inherent in government contracts relating to searching for unexploded marine ordnance and weapons.


     There is no assurance that we will be granted any government contracts to assist in locating and retrieving unexploded marine ordnance and weapons, or that, if such contracts are granted, the Company will perform successfully. Fees and compensation arrangements under any such contracts are likely to be partially or wholly contingent upon our success in locating designated targets. Our ATLIS(TM) technology was not specifically designed for such activities and may not perform this function effectively or all. Additionally, the targets, by their very nature, will pose significant hazards and dangers to all search and retrieval personnel, some or all of which hazards and dangers may be uninsurable through private insurers.

There are risks associated with our efforts to protect and defend our intellectual property rights.

     We intend to continue to develop, protect and preserve our intellectual property. As for detection technology specifically, we received United States Patent No.: US 6,724,191 B1 from the U.S. Patent Office entitled: SYSTEMS AND METODS USEFUL FOR DETECTING PRESENCE AND/OR LOCATION OF VARIOUS MATERIALS on April 20, 2004. In addition, we have two other patent applications pending under U.S. Patent Application Serial Numbers 10/899,391 and 60/490,315. Information Disclosure Statements and Forms PTO/SB/08 were filed on both of these patents with the U.S. Patent Office subsequent to the year ended 2004, on February 25, 2005 by our intellectual property law firm, Kilpatrick Stockton LLP. One is entitled SYSTEMS AND METHODS FOR SYNCHRONOUS DETECTION OF SIGNALS and the other is entitled METHODS AND SYSTEMS FOR ENCHANCING DETECTION IN DETECTION SYSTEMS. James Wagner Larsen is the inventor and Admiralty is the assignee of these patents. In addition, we intend to preserve and protect the secrecy of our technology by: (i) building into ATLISI equipment tamper-proof elements, (ii) permitting the actual operation of Admiralty's equipment units utilizing ATLIS(TM) technology only by certain trusted individuals of the Company, (iii) revealing the critical information necessary to construct and operate ATLIS(TM) equipment only to a few key employees of Admiralty, and (iv) engaging a seasoned security force to handle all security matters. However, we can give no assurance that other companies will not be successful in developing technology-using processes similar to those developed by the Company.


We may issue preferred shares in the future with preferences over our common stock.

     We are authorized to issue up to 50,000,000 shares of "blank check" preferred stock, which will have such designations, rights and preferences as our Board of Directors may determine from time to time. Accordingly, if this proposal is approved by our stockholders, our Board of Directors will be empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Those shares may be issued on such terms and for such consideration as our Board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.


Our Board of Directors will have the right to issue additional shares of common stock that could dilute holders of our common stock.

     Our Board of Directors has the inherent right under applicable Colorado law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. Any such issuance would necessarily dilute the holders of common shares. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.

                            USE OF PROCEEDS


This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of their warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds.

In addition, we have received gross proceeds of $1,650,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $850,000 within five days of the registration statement being declared effective. The proceeds received from the sale of the callable secured convertible notes will be used to pay accounts payable, complete the first ATLIS(TM) field unit, support ongoing operations, and acquire capital equipment and for working capital.


                            DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.

                           MARKET FOR COMMON EQUITY
                     AND RELATED STOCKHOLDER MATTERS


Our authorized capital stock consists of 350,000,000 shares of common stock, $.001 par value per share and 50,000,000 shares of "blank check" preferred stock.

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol "RUBM.OB." As of November 15, 2005, the closing sale prices of the common stock was $0.13 per share. The following are the high and low sale prices for the common stock by quarter as reported by the Over-the-Counter Bulletin Board from January 1, 2002 through November 15, 2005.

Common Stock
Price Range
--------------------------------------------------------------------------------
Period (Calendar Year)                                   High            Low
                                                         ----            ---
2002
First Quarter..................................          $0.56          $0.10
Second Quarter.................................          $0.29          $0.10
Third Quarter..................................          $0.19          $0.06
Fourth Quarter.................................          $0.10          $0.04
2003
First Quarter..................................          $0.10          $0.02
Second Quarter.................................          $0.12          $0.04
Third Quarter..................................          $0.39          $0.10
Fourth Quarter ................................          $0.61          $0.23
2004
First Quarter .................................          $0.98          $0.41
Second Quarter ................................          $0.86          $0.43
Third Quarter .................................          $0.60          $0.45
Fourth Quarter ................................          $0.56          $0.25


2005
First Quarter .................................          $0.55          $0.17
Second Quarter.................................          $0.38          $0.10
Third Quarter .................................          $0.29          $0.05
Fourth Quarter (through November 15, 2005......          $0.22          $0.10


As of September 30, 2005 there were approximately 2,611 record holders of our common stock, not including shareholders who hold their stock in street name with broker-dealers.


                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

This report contains forward-looking statements and information relating to us that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements reflect management's current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although we have attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

Plan of Operation

As the Company has continued operations on the Pedro Bank in Jamaican waters and on a site in international waters off Honduras (designated by the Company as "Project Orange"), management believes that the Company has enhanced access to investments of capital. Management has utilized the expertise of Laidlaw & Company, Ltd. to seek additional opportunities for capital investments. Currently, Management has entered into an agreement for three year, 8% callable secured convertible notes, as described above. These notes, issued in three tranches, total $2,500,000 and interest is being prepaid eight months in advance. With the Company's current cash levels, operations of the Company are expected to be able to be carried over the next nine months (assuming all three tranches of the NIR Group notes are funded) without an additional capital investment to satisfy existing liabilities and to fund future operations.


During the three months ended September 30, 2005, we satisfied liquidity needs through the issuance of the three year callable secured convertible notes, as described above.

Our permit with Jamaica to search and recover artifacts within our permitted area expires at the end of November 2005. Discussions have already begun toward the renewal of this permit. We anticipate that the permit will be renewed such that continuity occurs and we feel that both Jamaica and the Company wish for the permit to be renewed.


Critical Accounting Policies

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within its industry. Application of these principles requires management to make estimates or judgments that affect the amounts reported in the financial statements and the accompanying notes. These estimates are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates or judgments. Certain policies inherently have a greater reliance on the use of estimates, and as such have a greater possibility of producing results that could be materially different than originally reported.

Estimates or judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record the valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal cash flow modeling techniques.

The most significant accounting policies for the Company are presented in Note 1 to the consolidated financial statements of the Company. These policies, along with the disclosures presented in the other financial statement notes provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined. Management views critical accounting policies to be those that are highly dependent on subjective or complex judgments, estimates and assumptions, and where changes in those estimates and assumptions could have a significant impact on the financial statements.

Management currently views the determination of the proper recording of equity and related instruments used in financing the Company's current operations and exploration activities a critical accounting policy. The Company evaluates each issuance of equity and related instruments on an individual basis to determine that they are recorded in accordance with accounting principles generally accepted in the United States.

Management also currently views the determination of when the Company ceases to be a Development Stage Enterprise a critical accounting policy. A company is considered to be a Development Stage Enterprise if it is devoting substantially all of its efforts to establishing a new business and either (1) planned principal operations have not commenced or (2) planned principal operations have commenced, but there has been no significant revenues there from. Currently, the Company has determined that it remains a Development Stage Enterprise.

General

The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements, which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. Our fiscal year is from January 1 through December 31.


AHC, formerly known as Ruby Mining Company,, together with its wholly owned subsidiaries, Admiralty Corporation ("Admiralty") and Admiralty Marine Operations, Ltd. ("AMO"), is a development stage company and has had only minimal revenues from operations. The consolidated Company satisfied liquidity and capital requirements during the year ended December 31, 2004 through the issuance of common stock, warrants, loans, and short-term interest bearing advances. In addition, the Company benefited in 2004 by the deferral of compensation by the company's executive staff in the amount $229,800 of which $50,000 of accrued compensation was due to the previous CEO.


Additionally, with the reorganization of our debts in 2003 and 2004 and continuing into 2005, management believes that the Company has developed enhanced access to investments of capital in the capital markets. Management is utilizing existing relationships and business advisors to seek future and further opportunities for capital investments. With the Company's current cash level, operations of the Company will be limited over the next twelve months without an additional capital investment to satisfy existing and future operations.

Continuing from 2003, we sold the remainder of our $1,200,000 private placement offering to accredited investors at $0.25 a share for restricted shares. A total of $897,500 was sold during 2004. In May 2004, the Company commenced a second private placement of a $0.70 unit offering to accredited investors. Each unit consisted of one share of restricted common stock, one two (2) year warrant exercisable for $1.35 a share, and, one four (4) year warrant exercisable for $2.25. The units were in minimum amounts of $10,500 per unit, and $616,485 of this offering was purchased by 31 individuals and entities. In addition, beginning December 2004, $335,000 of a private placement of three (3) year warrants exercisable into restricted shares of common stock at an exercise price of $ 0.35 per share. The units were placed with accredited investors at a minimum purchase of $15,000 per unit, with each unit consisting of 150,000 warrants at a purchase price of $0.10 per warrant. This private placement was purchased by eight (8) accredited individuals and entities.

Results of Operations


Nine Months Ended September 30, 2005,
Compared to Nine Months Ended September 30, 2004

The Company had $1,000 of revenue from operations during the three months ended June 30, 2005. For the three months ended September 30, 2005, the Company incurred a net loss of $632,095 compared to a net loss of $919,681 for the three months ended September 30, 2004. The decrease was primarily the result of decreased professional fees and a decrease in other income related to the seasonal decrease of expedition activities on our various permits due to hurricanes. Also, the Company recorded an adjustment to accrued salaries payable for the year. The professional fees decrease are associated with the Company's marine expedition to a site designated by the company as "Project Orange", an international site off Honduras. The Company choose this site after having been granted "salver in possession rights" to this area by a federal district court's ruling in admiralty for the company. The Company also showed a decrease of $316,836 in professional fees for expedition related fees and




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




continuation of legal actions, The Company showed a decrease in general and administrative expenses of $32,037 associated with becoming a virtual corporation, and, an increase of $19,469 in research and development expenses.

The Company acquired a search and recovery ship in 2004, the New World Legacy (the "Ship"), which it has deployed on Project Orange and the Pedro Bank, Jamaica, as well as other projects during the proceeding twelve months. The Company continues to finalize the building of the first ATLISTM field units to be used in the search efforts on the Pedro Bank, and at other sites for which the company has been involved. The company expended $19,469 during the quarter ended September 30, 2005 for construction of the ATLISTM field units.

For the nine month period ending September 30, 2005, the Company incurred a loss of $2,234,076 compared to a loss $2,343,245 in the same period ending September 30, 2004. The decreased loss is due principally to expenses and costs associated with the Company's professional costs associated with both explorations and legal fees.

The Company's present activities consist of continuing its' work on Project Orange, pursuing permission to continue at the Pedro bank, Jamaica project and in establishing and maintaining financing and funding sources and opportunities. Additionally, the Company intends to continue establishing and maintaining strategic relationships and arrangements that will enhance the Company's ability to pursue historic shipwrecks.

Fiscal Year Ended December 31, 2004
Compared to Fiscal Year Ended December 31, 2003

We had $0 of revenue from operations during the year ended December 31, 2004 as compared to $0 for the year ended December 31, 2003. During the quarter ended June 30, 2001, the Company completed a reorganization in which we acquired all the outstanding shares of stock of Admiralty Corporation in exchange for common stock of the Company. The transaction is more fully explained in a Form 8-K filed by the Company on June 11, 2001. The reorganization was accounted for as a reverse-merger with Admiralty being the accounting acquirer. Admiralty is now a wholly-owned subsidiary of the Company. The primary business of Admiralty and the Company is the business of finding and recovering historic shipwrecks, primarily those from the 1500s, 1600s, and 1700s.

For the year ended December 31, 2004, we incurred a net loss of $2,960,451, compared to a net loss of $1,130,857 for the year ended December 31, 2003.. Our present activities consist of establishing and maintaining financing and funding sources and opportunities, establishing and maintaining relationships, and, organizing the marine, archeological and logistical human and physical assets that will enhance our ability to pursue the cargoes of historic shipwrecks.

For the year ended December 31, 2004, compensation costs were $379,675, an increase of $173,706, from $205,696 for the year ended December 31, 2004. This increase is primarily attributable to the executive officer forgiveness of accrued salaries in the prior year. Depreciation and amortization increased $26,934 from $11,204 in 2003 to $38,138 in 2004, which was the result of the addition of the Company's ship, the New World Legacy. Professional fees were $754,713 for the year ended December 31, 2004, an increase of $478,426 from $276,287 for the year ended December 31, 2003. This increase is the result of our increase in the number of consultants utilized necessitated by our project operations in Jamaica and other waters off the United States coast.

General and administrative costs for the year ended December 31, 2004 were $332,523, a decrease of $68,307 from the year ended December 31, 2003. This decrease was primarily the result of decreased costs related to our obtaining financing and logistical and project operations costs. We had $250,000 of research and development expenses in 2004, resulting from a payment to Larsen Laboratories for the production of the ATLIS(TM) field unit to be used on the Pedro Bank project in Jamaica.. Exploration costs were $434,674 during the year ended December 31, 2004 and $0 during the year ended December 31, 2003. This increase was the direct result of the addition of our ship, the New World Legacy, and the operations and activities of the ship during 2004.

Liquidity and Capital Resources


We satisfied liquidity and capital requirements during the three months ended September 30, 2005 through the issuance of the second tranche of the NIR Group notes.

As previously described, on June 28, 2005, we completed a financing arrangement involving the sale of $2,500,000 in callable secured convertible notes. The notes are to be purchased in three tranches: the first tranche is in the amount of $850,000, which the company received upon signing the definitive agreements on June 23, 2005; the second tranche in the amount of $800,000 was received upon the filing of a registration statement with the Securities and Exchange Commission; and the third tranche in the amount $850,000 will be received upon the effective declaration of the registration statement.

As of December 31, 2004, we had net operating loss carryforwards (NOLs) of approximately $17.8 million. These loss carryforwards are available to offset future taxable income, if any, and have begun to expire in 2005 and extend for twenty years. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of change of ownership.

1. We have taken numerous steps to reduce costs and increase operating efficiencies. These steps consist of the following:

2. We closed our corporate offices and are now working as a virtual corporation. Such measures have resulted in savings in rent and other overhead costs.

3. We have significantly reduced the use of consultants, which has resulted in a large decrease to these expenses.


                                    BUSINESS

Background


The Company's name was changed, effective November 2, 2005, from Ruby Mining Company ("Ruby") to Admiralty Holding Company (the "Company" or "AHC"). Pursuant to a Plan and Agreement of Share Exchange implemented in 2001 (the "Share Exchange Agreement"), the shareholders of Admiralty Corporation ("Admiralty"), then became the principal shareholders of the Ruby and Admiralty then became and remains today a wholly-owned subsidiary of the Company. Since that time, the Company has conducted its operations through Admiralty. The Company was incorporated under the laws of the State of Colorado in 1971. Admiralty was incorporated under the laws of the State of Georgia in 1988. Unless the context otherwise requires, all references to the Company shall include both AHC and Admiralty.


General

We are engaged principally in the business of testing and deploying proprietary detection technology for use, in partnership with governments, marine archaeologists and other nautical and maritime experts, in locating and recovering valuable cargoes from historic shipwrecks, primarily those from the 16th, 17th, and 18th centuries. We also continue to evaluate the potential application of its technology for assisting domestic governmental agencies in locating and retrieving unexploded marine ordnance and weapons.

Our business activities are focused in 8 principal areas:

1. Finalizing development of a new, proprietary technology to detect gold, silver and other precious metals in a salt-water environment, through layers of sand, sediment and coral.

2. Conducting historical research on shipwrecks, principally those from the 16th, 17th, and 18th centuries.

3. Analyzing the principal issues related to the legalities associated with historic (pre-1900) shipwreck search and recovery operations.

4. Negotiating agreements with countries for permits to search for and recover valuable cargoes from historic shipwrecks in their territorial waters.

5. Finding synergistic and accretive joint venture, investment and acquisition candidates with experience, expertise, and assets (such as vessels, equipment, historical documentation, and projects) related to the business of shipwreck exploration and excavation.

6. Conducting search efforts to locate and arrest historic shipwrecks situated in international waters.

7. Acquiring and deploying marine vessels equipped with advanced conventional search and recovery capabilities for use in historic shipwreck search and recovery operations

8. Exploring, in association with domestic governmental agencies, the possibility of deploying the ATLISI technology to locate and retrieve for disposal unexploded ordnance and weapons in the territorial waters of the Untied States.

Shipwreck Search and Recovery Technology


We have designed and developed a proprietary detection technology, which we call ATLIS(TM), to locate, quantify and differentiate among precious metals in a marine environment. To assist us in enhancing the functionality of the ATLISI technology, we have associated a university-affiliated scientific expert in the field of remote-sensing. We have completed the initial testing phase of our technology (in the laboratory and in the ocean) and are now building the first ATLIS(TM) field units for use in shipwreck search and recovery operations on the Pedro Bank in the territorial waters of Jamaica and other areas. On April 20, 2004, Admiralty received United States Patent U.S. 6,724,191 B1 from the U.S. Patent Office entitled: SYSTEMS AND METODS USEFUL FOR DETECTING PRESENCE AND/OR LOCATION OF VARIOUS MATERIALS. Additionally, we now have two other patent applications pending under U.S. Patent Application Serial Numbers 10/899,391 and 60/490,315. Information Disclosure Statements and Forms PTO/SB/08 were filed on both these patents with the U.S. Patent Office subsequent to the year ended 2004, on February 25, 2005 by our intellectual property law firm, Kilpatrick Stockton LLP. One is entitled SYSTEMS AND METHODS FOR SYNCHRONOUS DETECTION OF SIGNALS and the other is entitled METHODS AND SYSTEMS FOR ENCHANCING DETECTION IN DETECTION SYSTEMS. James Wagner Larsen, a former Vice President and director of the Company and currently a technology consultant to the Company, is the inventor, and Admiralty is the assignee of these patents. Barring unforeseen circumstances, we expect the two additional U.S. patents to be issued by the end of the first quarter of 2006. We intend to maintain an active research and development program for the design and development of additional proprietary marine detection technologies and devices for use in historic shipwreck search and recovery operations.


We have also enhanced the marine search capabilities associated with our ATLIS(TM) technology by positioning the Company to acquire an advanced "Remotely Operated Vehicle" ("ROV") to be integrated with the ATLIS(TM) technology. This capability is being developed through our contractual association with Nova Marine Exploration, Inc. and its subsidiary NovaRay(R), Inc. ("NRI"), developers of the Nova Ray(R) ROV. The Nova Ray(R) uses the hydrodynamic features of its proven "arcuate" wing to work with the current - not against it. The "arcuate'" wing (used to describe objects that are bent or curved in the form of a bow) provides stability in strong tidal and river currents and counters destabilizing effects of cable drag. It works effectively with an umbilical cable and the current, as opposed to fighting against each factor. This ability works contrary to nearly all other portable ROVs on the market today. The Nova Ray(R) operates in up to 9 knot currents under tow (the industry standard being just 2 knots), and has plenty of payload for cost effective results. The Nova Ray(R) goes deeper with less cable than other underwater towable vehicles. Having the most efficient design in nature, the portable, cost effective Nova Ray(R) is a -ledges selection for underwater inspection and detection projects. Numerous patents for the subsea system have been granted, allowed or are pending. The United States Navy has referenced the Nova Ray(R) in certain of its own patent applications.


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


The use of ROV surveys can substantially reduce the time required to locate metal-bearing anomalies in deep or flowing current search areas. NRI has already adopted a reticulated and pick-up arm for the Nova Ray ROV to retrieve objects on deep-water wrecks, even in strong currents. Additionally, we expect to be able to adapt the ATLIS(TM) technology to the Nova Ray(R) ROV and deploy the adapted ROV to study in detail those anomalies which correlate with our historic research in order to determine whether shipwreck recovery efforts are warranted, thereby expanding our capabilities to deep water and areas of flowing currents.

Shipwreck Search and Recovery Permits


We currently hold an exclusive permit from the Government of Jamaica (the only such permit from Jamaica) to conduct search and recovery operations on the Pedro Bank, a 2000 square mile underwater "plateau" in the Caribbean Sea, southwest of Kingston, Jamaica. This area is believed to be one of the richest in the world for shipwrecks from the Spanish flotillas carrying gold and silver bars and coins, gemstones and artifacts from Latin America (then known as the "New World") to the Spanish Empire. Two of Admiralty's marine science consultants have estimated that there are 300 or more historic shipwrecks in the vicinity of the Pedro Bank. Unless it is extended or renewed, this permit will expire on November 30, 2005. However, we are currently in negotiations with representatives of the Jamaican government to extend or renew this permit and we believe these negotiations will be successful.


The ATLIS(TM) technology, by enabling us to effectively pinpoint the location of valuable cargoes of historic shipwrecks, will allow us to restrict our recovery activities to a relatively confined area, thereby significantly mitigating the severe and often irreparable environmental damage resulting from the widespread excavation that is typically necessitated by conventional marine search and recovery operations. It was largely this serious environmental damage that led many nations to cease issuing permits many years ago to commercial marine salvage operators and often nefarious "treasure hunters". Mainly due to our ability to conduct its search and recovery operations without wreaking havoc on the marine environment, we were able to convince the Government of Jamaica to reconsider its longstanding moratorium on marine permits and grant to Admiralty a license to search for and recover valuable cargoes from historic shipwrecks situated on the Pedro Bank.

We expect and anticipate that other countries will be similarly receptive to the advantages and attributes of the ATLIS(TM) technology and therefore will favorably entertain applications by Admiralty for shipwreck search and recovery permits in their territorial waters. In this regard, we recently began negotiating the key terms and conditions of a marine exploration and excavation permit from another government within the Caribbean region that is expected to be granted by the end of this year. We have also engaged in preliminary discussions regarding shipwreck search and recovery projects and joint ventures from several other permit holders and plans to continue to aggressively pursue these discussions during the remainder of 2005 and during 2006.

Shipwreck Research

In addition to our efforts directed to the acquisition of permits, We have identified and continue to identify potential search sites through our research into historical records which document the existence and often general location of wrecks in the target search areas. In some instances, the research materials describe the salvage efforts, if any, that may have been undertaken after the wreck occurred. Such research typically provides an indication of the value of the shipwreck since a detailed manifest (i.e., list and description of the items being transported) was prepared for each ship.

Strategic Alliances and Joint Ventures

In addition to our past contractual relationships with governmental agencies such as NASA and Sandia, we have also developed new strategic contractual alliances with academic and other marine and maritime institutions, including
(i) the Center for Maritime & Underwater Resource Management ("CMURM"), a non-profit organization originally affiliated with Michigan State University which assists and advises businesses, communities, and governments on projects involving the management and development of maritime and underwater resources, and (ii) Mount McGovern Co., Ltd. ("Mount McGovern"), a Canadian firm with expertise in nautical and terrestrial archaeology and heritage resource management. Areas of expertise of CMURM and Mount McGovern include historic shipwrecks and other maritime heritage, marine parks and protected areas, water-based recreation, coastal and heritage tourism, and scientific diving. Under contract with the Company, the principals of CMURM and Mount McGovern formed a company, Archeology & Maritime Heritage International, LLC, a for profit company, which in collaboration with representatives of the Government of Jamaica and the Jamaica Heritage Resource Management, produced the written archaeological recovery plan for Jamaica which has been accepted by Jamaica as the definitive guide for the conduct of the Pedro Bank operations.

In September 2004, we entered into an Enterprise Venture Agreement ("EVA") between (a) John Doering, and his associates ("Doering"), and (b) Admiralty and NRI, to arrest and (b) recover four ships whose general description and location were supplied by "Doering". The EVA allows for the assignment of the arrest and recovery rights, in whole or in part, to funding sources. The four sites are respectively referred to as "Project Green", "Project Red", "Project White", and "Project Yellow." The wrecks in question are believed to be situated in locations not subject to state, federal, or foreign jurisdiction.

Also, during the spring, summer and fall of 2004, we entered into several agreements to survey sites using the Company research vessel, the R/V New World Legacy. Using this vessel, we have completed survey work for GCS Technologies, LLC in its permit area off Key West, Florida and for Underwater Treasure Associates, L.L.P. in its permitted area southwest of Galveston, Texas. While the Company has not benefited by locating any significant treasure during these activities the projects met a goal of providing additional work and opportunities for both the Company and its major capital asset, the R/V New World Legacy.

In 2003, we entered into an agreement with Georgia Tech Research Corporation, which serves as the contracting arm for the Georgia Institute of Technology (collectively, "Georgia Tech"). This agreement grants to Georgia Tech a non-exclusive license of the Company's ATLISI technology for conducting research and development activities towards the development of that technology for use in locating unexploded land-based ordnance. All other rights pertaining to the ATLIS(TM) technology, including, but not limited to, use in locating unexploded marine ordnance and in locating and recovering historic shipwrecks, are expressly reserved to the Company.

The agreement does not grant to Georgia Tech any rights to commercialize the subject matter of the license. Moreover, we will own all rights to any improvements to the ATLIS(TM) technology resulting from the license, including any and all patent rights from any such improvements, provided, however, a customary royalty will be paid to Georgia Tech in the event any such improvements become the subject of a U.S. patent application.

In the spring of 2005, we entered into a joint venture agreement with Corazon & Corazon, a company engaged in providing charitable services in Caribbean countries and elsewhere, to arrest and potentially recover valuable artifacts from a shipwreck believed to be either from the 16th or 17th century, the site for which wreck is situated in international waters in the Caribbean. In March 2005, the Company, pursuant to the joint venture, arrested, through an order from a federal district court, a 30 square mile area which is believed to contain the shipwreck site. The joint venture agreement provides for a division of revenues, after reimbursement for all project expenses, of 60% to us and 40% to Corazon & Corazon.

Shipwreck Search and Recovery Vessels

We completed our acquisition of the R/V New World Legacy, a 110-foot, 169-ton ship (the "Ship") built specifically for historic shipwreck search and recovery operations in the Caribbean during 2004. The terms of the acquisition included the issuance of 1,000,000 shares of the Company's common stock to the corporation that owned the Ship and the assumption of certain liens and obligations encumbering the Ship.

The Ship accommodates 21 persons, including a crew of 4. It has been outfitted with sophisticated dive-support equipment and special marine survey and recovery equipment, including a "fish tow" cesium magnetometer (currently unavailable for use), two hand-held cesium magnetometers, sub-bottom mapping electronic equipment and software, world wide nautical chart software, two 18-foot Boston Whalers, a heavy-duty crane, air compressors for diving tanks, and a full dive air Nitrox system.

The Company is utilizing the Ship for its Pedro Bank operations and certain other survey and recovery projects, including in particular Project Orange. The Ship is well suited for such operations because many of the historic shipwreck targets are believed to be in shallow waters and the Ship only drafts 8 feet (2.77 meters).

Potential Revenue Sources

We intend to generate future revenues from six principal sources: sale of cargo and trade items, sale of merchandise, income from exhibitions, corporate sponsorship fees and sale and licensing of intellectual property rights, and contracts with domestic governmental agencies to help locate and retrieve for disposal unexploded marine ordnance and weapons. Should the contract with Georgia Tech produce a technology useful in locating land mines and other terrestrial ordnance, there would be a seventh source of revenue for the Company.

Cargo and trade items or goods refer to those found on a shipwreck that do not have cultural significance. A primary example is gold and silver bullion, which Admiralty should be able to sell relatively quickly on the world market. Certain items, such as coins, may be sold at public auction or through private sale to collectors.

Merchandise sales may come from items such as artifact replicas (some of which may be items of jewelry), trademarked or logo items, videotapes, books and other products. Merchandise may be sold through retail outlets, over the Internet, in association with exhibits, and through direct marketing, including catalogues, home shopping and infomercials.

Income may also be generated from exhibiting artifacts and selling merchandise to those who attend the exhibitions. Exhibitions could range from exhibits located in major tourist centers to traveling exhibits, such as the touring exhibit of items recovered from the RMS Titanic.

Corporate or institutional sponsorships, some of which have already been discussed between the Company and interested parties, will generate fees and expense-sharing arrangements by allowing certain companies or products to participate in the media exposure and promotional opportunities resulting from Admiralty projects, from search and recovery through exhibit or sale of artifacts.

Revenues from intellectual property rights are anticipated to consist primarily of fees and payments to Admiralty from the sale and licensing of media rights (television, film, book, video, and photography) associated with its projects. There is a significant and growing demand for content (programming), a result in part of the large number of digital television channels.

There is an enormous amount of unexploded ordnance in the territorial waters of the United States and a number of lost weapons, including hydrogen bombs. This problem poses a major hazard to the safety and well-being of many thousands of our citizens. Current marine technology has proven incapable of determining the precise location of much of this dangerous material.. Our government spends many millions of dollars each year in location and remediation activities for this material. We believe we can successfully negotiate search contracts with the United States Government which management believes could produce a significant source of future revenue.


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Our Mission and Immediate Goal

Our mission is to use our proprietary detection technology, in partnership or strategic alliance with governments, nautical archaeologists, marine scientists, "New World" historians, maritime attorneys, and other shipwreck specialists, to become the world leader in the location and recovery of historic shipwrecks. Our immediate goal is to transform the pursuit of valuable cargoes lost at sea from today's and yesterday's generally unpredictable, frequently unprofitable and far too often environmentally destructive operation into a business that tomorrow will be consistently predictable, profitable and environmentally acceptable. A secondary mission and goal is to utilize the ATLISI technology, under contract with governmental agencies, to locate for safe retrieval and disposal, unexploded marine ordnance and weapons.

Competition

There are many companies that are engaged in the pursuit of historic shipwrecks and thus could be considered our competitors. Most, however, are single-project entities and many engage in the business only on a part-time basis or consider it more of a hobby than a profession. Furthermore, search and recovery licenses and permits like the one Admiralty holds from the Government of Jamaica, typically grant exclusive rights to the permit-holder for operations in the permitted area. Such agreements should effectively preclude competitors from conducting competing activities in the licensed or permitted territory.

Governmental Regulation


We intend to engage in operations in areas which require permits or licenses from domestic and foreign governments. Permits are necessary to fully implement the Company's plan of operations. Additionally, marine exploration and recovery permits typically require the permit holder to follow certain specified procedures in connection with its search and recovery operations. In the event the Company receives a permit, but fails to follow such procedures and adhere to such restrictions, the permit can be terminated or revoked.


Furthermore, we may be subject to expropriation of valuable historic shipwreck sites located by us, although we intend to use our best efforts to protect the Company against potential losses which could result from expropriation activities, such efforts to include the acquisition of political risk and expropriation insurance (as conditions dictate).

A number of international organizations, such as the United Nations Educational, Scientific & Cultural Organization ("UNESCO") and certain environmental and historic preservation groups, are opposed to fundamental aspects of the commercial recovery of historic shipwrecks (those 100 years old or older) and are encouraging the nations of the world to place severe restrictions on or prohibit outright the commercial exploitation of historic shipwreck sites. In particular, UNESCO has adopted a treaty known as the Convention on the Protection of Underwater Cultural Heritage. If adopted, it would restrict access to historical shipwrecks around the world to the extent it would require compliance with certain guidelines. These guidelines require adherence to strict archaeological practices, and we intend to follow these guidelines, for the most part, in projects to which they are applicable. Nevertheless, we believe that the convention, if widely ratified and adopted, could increase regulation of shipwreck recovery operations and could result in higher costs.

We do not believe that the Convention will be widely adopted as presented.. The United States, Great Britain, and several other critical nations have voiced their opposition to any Convention which would prevent legitimate private sector access to shipwrecks. In addition, several organizations, including the Maritime Law Association, Historic Shipwreck Salvors Professional Association and the Professional Shipwreck Explorers Association are actively engaged in promoting the role of legitimate commercial access to shipwrecks.

Another development which may also pose a risk to our planned business activities is the claim by certain maritime nations - most notably the Government of the Kingdom of Spain - that they have not abandoned and therefore still hold possessor rights to their sovereign shipwrecks, including warships and vessels carrying government cargoes. Certain other countries whose waters contain Spanish shipwrecks have indicated they do not and will not accept such a claim by the Spanish Government and will contest any such claim vigorously. Insofar as the Company negotiates permits and agreements with host coastal States for access to their underwater cultural heritage resources, the impact of this development will be lessened.

Our Employees

We have 3 full-time employees. In addition, we have several consultants who perform scientific, legal, archaeological, shipwreck research, permitting and licensing, public and investor relations, financial and business, and other services.

Our Property

We are currently operating as a "virtual company" with no physical corporate offices as such. Since all of our operations are currently conducted at locations outside the United States, we do not feel that the Company should be saddled with the cost and expense associated with traditional corporate offices.

Legal Proceedings

A Complaint for Turnover was filed in the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division, against Admiralty by Dale R. F. Goodman, Trustee for the Bankruptcy Estate of Ralph Franklin Ketchum, Jr. and Patsy Sue Ketchum on April 19, 2002. The Trustee obtained a judgment against Admiralty in the amount of $66,000 for back salary allegedly due to the Debtor Ralph Franklin Ketchum, Jr. for the years 1999 and 2000. Admiralty is attempting to settle the judgment for a lesser amount.

A Complaint was filed by the Company against Herbert Leeming, the former CEO and Chairman of the Company, in the State Court of Fulton County, Georgia on July 22, 2004, alleging monies owed to the Company in the amount of approximately $197,000, reduced by set-off to approximately $147,000. Leeming answered, alleging that he did not owe the Company the sum claimed and counterclaimed against the Company for monies allegedly owed him for accrued and unpaid compensation and further alleging that he disavowed his two previous signed forgiveness of debt instruments forgiving accrued salary in the amount of $660,534 through December 31, 2003 and an additional sum of $54,098.36 through April 20, 2004. The Company has denied all counterclaims of Leeming. The matter is currently in discovery which is anticipated to take several months. The Company believes that its claims are meritorious and that it will prevail in its claims and against Leeming's counterclaims and the Company intends to vigorously prosecute its claims and vigorously defend against Leeming's counterclaims.

We are not a party to any other material legal proceedings outside the ordinary course of our business or to any other legal proceedings which, if adversely determined, would have a material adverse effect on our financial condition or results of operations. We may be engaged in various other litigation matters from time to time in the ordinary course of business. The Company will vigorously defend or prosecute its position, as the case may be, and believes the outcome of any litigation will not have a material effect on the Company.



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                                   MANAGEMENT

Directors and Executive Officers


As of November 15, 2005, our executive officers and directors, their ages and their positions are set forth below:


Name                         Age      Position
----------------------       ---      ----------------------------------------

G. Howard Collingwood        62       Chief Executive Officer and Chairman
                                      of the Board of Directors, President

Murray D. Bradley, Jr.       58       Chief Financial Officer,
Vice President of
                                      Administration, Treasurer, Secretary and
                                      Director

Bill Boone                   53       Director

Marc Wallace                 58       Director

Marc Geriene                 51       Director




All of our directors were elected at our 2005 Annual Stockholders Meeting on October 31, 2005 to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Our executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.


G. Howard Collingwood has been a director of the Company since may 2001. He has been the Chairman, Chief Executive Officer and President since April 2004. From November 2003 until April 2004, he served as the President and Chief Operating Officer of the Company. Howard has been a director of our wholly-owned subsidiary, Admiralty Corporation ("Admiralty"), since 1997. He is the sole owner of Collingwood Associates and has over 30 years of management experience, including extensive successful business management. Prior to joining Admiralty, he was Vice President of International Operations for CTB, Inc., a Berkshire-Hathaway company, from October 1997 until November 2003. For the 23 prior years, Howard was an employee of Honeywell (formerly Allied Signal) for and was Vice President and General Manager of a business unit (SBU) at the time of his retirement from Allied Signal, then a multi-billion dollar public company. Additionally, Howard is sole owner of Virtual Intelligence Applications, Inc. (VIA) a personnel and research contractor to certain U.S. Government projects.

Murray D. Bradley, Jr., a co-founder of Admiralty, has served as an executive officer and director of Admiralty since its inception in April 1988 and was an employee of Admiralty from 1997 until present. Since May 2001, he has been an executive officer, employee and director of the Company. Murray is also an investment professional with a regional independent brokerage firm and executive and administrative partner of the Bradley-Johnson Family Fund, a private investment company. Murray is a graduate of Oxford College of Emory University and of Georgia State University where he completed graduate courses in Accounting and Business Administration. For the past 25 years Murray has worked in the retail securities business as a retail broker and in various management positions, prior to which he was the chief financial officer for a large health care organization. In addition to being a registered representative with the National Association of Securities Dealers, Inc. ("NASD"), he is a registered principal with the NASD and has served and continues to serve on various corporate and civic boards.

Captain Bill Boone became a director of the Company in march 2004. He is currently a nautical consultant to the Company who advises and works with the Company in operations on the Pedro Bank, Jamaica and elsewhere, principally on matters of marine vessel deployment. For the past 12 years, he has served as the Captain of the Highlander, the famed 151-foot motor yacht owned by Forbes Magazine.. Bill has captained the Highlander in the waters off the East and West coasts of the United States and the Great Lakes, and has taken her on voyages as far away as Russia. He is a North Carolina native and attended college at Elon College in Burlington, N.C. and at North Carolina State University in Raleigh, N.C.

Marc Wallace, a director of the Company since March 2004, was President of Novations Strategic Alliances, which helps clients reduce enterprise-wide system costs and increase organizational training effectiveness through a single project approach or more complex company-wide strategic initiatives, a position he had held since May, 1998 until his retirement in October, 2004. Prior to Jan, 2003, the company's names was Provant, Inc and prior to that it was known as J. Howard & Associates. Marc served as Group President of the Performance Solutions Group. Marc consults with corporate executives throughout the United States and Great Britain, making frequent presentations to Fortune 500 companies covering a range of industries, including retail, health care, banking and finance, and telecommunications. He is also a certified motivation and performance trainer, and currently serves on several corporate and academic boards, including Belmont Hill School, Northeastern University and the Berkley School of Music. Marc also sits on the Board of Advisors for the National Black MBA Association and the Board of Advisors for First Community Bank in Boston. He earned his M.B.A. with a concentration in Finance at Central Michigan University, and his B.A. in Mathematics at Adams State College.

Marc Geriene became a director of the Company in march 2004. He is co-inventor of the Nova Ray(R) remotely operated vehicle (ROV), and President of Nova Ray(R), Inc. Since the founding of Nova Marine Exploration, Inc. ("Nova Marine") in January of 1992, Marc has served as Chairman and Director of Nova Marine, and as a Director and President of Nova Ray, Inc., which was founded in January 2003. Marc attended Morris County College in Morris County, New Jersey, graduating with an AA degree in Social Studies. He next attended Seton Hall University in South Orange, New Jersey with a study concentration in Chinese Culture and Language. He continued his studies of Chinese Culture and Language at the University of Washington. In 1978, Marc became a commercial diver with a company under the direction of John Doering, one of the original partners of the USS Central America group that eventually recovered the gold on the USS Central America. As President of Nova Ray, Inc., his duties have included pursuing acquisition of a significant portion of the existing ROV market while working to make the Nova Ray(R) the ROV of choice in the lucrative emerging markets. Through Marc's guidance Nova Ray(R) has been granted 7 patents and 1 trademark registration, and 4 additional patent applications are pending.

Board Meetings and Committees


The size of our Board of Directors of the Company for the coming year is five members. Three of the directors, or a majority of the Board of Directors, are independent directors. The term of office of each director is for a period of three years. The Board of Directors met formally 5 times during 2004 and met informally on a number of occasions, voting on corporate actions by written consent. All of the Company's current directors attended all of the meetings of the Board of Directors either in person or by telephone.


There are three committees of the Board of Directors, which meet periodically during the year: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company, developing policy in the areas of compensation and fringe benefits, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Boone, Geriene and Wallace, with Mr. Wallace being the Chairman of the Committee. During 2004, the Compensation Committee met on one occasion.

The Audit Committee directs the auditing activities of the Company's internal auditors and registered public independent accounting firm and reviews the services performed by the registered public independent accounting firm and evaluates the Company's accounting practices and procedures and its system of internal accounting controls. The Audit Committee consists of Messrs. Boone, Geriene and Wallace, with Mr. Wallace serving as Chairman of the Committee. During 2004, the Audit Committee met on one occasion. The Company's Board of Directors has determined that Marc Wallace, who currently serves as director of the Company as well as a member of the Company's audit committee, is an independent audit committee financial expert.

The Corporate Governance Committee is newly formed and will have its first meeting later this year. It will develop and recommend to the Board of Directors prior to the end of this calendar year a set of corporate governance principles. The Corporate Governance Committee consists of Messrs. Boone, Geriene, and Wallace, with Bill Boone serving as Chairman of the Committee.

Director Nominating Process

The Company believes that a standing nominating committee is not necessary or cost efficient for a company its size. All directors participate in the consideration of director nominees. The Company does not have a formal nominating committee charter. For at least the past four years, the Board of Directors has not received a recommendation from a stockholder as to a candidate for nomination to the Board of Directors and therefore has not previously formed a policy with respect to consideration of such a candidate. However, it is the Board's intent to consider any stockholder nominees that may be put forth in the future. The Board has not identified any specific minimum qualifications or skills that it believes must be met by a nominee for director. It is the intent of the Board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of the Board and the requirements and needs of the Company at a given time. Given the current composition, stability and size of the Board of Directors of the Company, the fact that all director-nominees are standing for re-election and that the Board has received no nominee candidates from stockholders, the Board has not considered other candidates for election at the upcoming annual meeting of stockholders.

Meetings of Non-Management Directors

Our non-management directors meet from time to time without management participation. In addition, an executive session including only the independent directors is held at least annually.

Code of Business Conduct

All of the Company's officers, employees and directors are required to comply with the Company's Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior. The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business. A copy of the Code of Business Conduct and Ethics may be obtained at no charge by written request to the attention of Murray D. Bradley, Jr., Chief Financial Officer, Ruby Mining Company.

Executive Compensation

The following table sets forth, for each of the last three fiscal years, the compensation received by G. Howard Collingwood, President and Chief Executive Officer of the Company, and other executive officers whose salary and bonus for all services in all capacities exceeded $100,000 for the fiscal years ended December 31, 2004, 2003 and 2002.

                            SUMMARY COMPENSATION TABLE

Name and Principal Position                                          Annual Compensation
                                                              Year    Salary     Bonus
------------------------------------------------------------------    --------   -----
G. Howard Collingwood, Chairman and CEO*                      2004    $150,000    -0-
                                                              2003    $ 25,000    -0-

Herbert C. Leeming (Former CEO)**                             2003    $110,000    -0-
                                                              2002    $102,000    -0-

Murray D. Bradley, JR.,  Dir., Sec./Treasurer and CFO***      2004    $138,000    -0-
                                                              2003    $ 92,000    -0-

    *The CEO's entire compensation for 2003 and 2004 was deferred. Mr. Collingwood was President & COO and began his employment with the Company on November 1, 2003 for an annual salary of $150,000. On April 21, 2004, Mr. Collingwood became Chairman and CEO for an annual salary of $150,000.

    **Mr. Leeming was Chairman and CEO of the Company in 2002 and 2003. His salary in 2002 and 2003 was accrued and subsequently forgiven at the end of 2003.

    ***In 2004, the Board also granted Mr. Bradley 1,050,000 restricted five-year warrants, exercisable after six months, for retention of his services.

Options

The following table sets forth information regarding stock options (and warrants) during the fiscal year ended December 31, 2004, to each named executive officer.

                                                       Percentage of
                                                       Total Options       Exercise
                           Number of                   Granted to          Price
Name                       Securities Underlying       Employee in         Per Share     Expiration
                           Options Granted (#)         Fiscal Year (%)     ($/Sh.)       Date

Murray D. Bradley, Jr.      1,050,000 (1)                24.9%              $0.25        6/11/09

(1) Retention warrants granted on June 11, 2004 exercisable for 5 years into restricted shares at $0.25 per share vesting in six months.

Director Compensation

All non-employee Directors receive $250 per meeting attended as compensation for their services as Directors and are reimbursed for expenses incurred in connection with the performance of their duties. All employee Directors receive $150 per meeting attended as compensation for their services and are reimbursed for expenses incurred in connection with the performance of their duties.

2002 Employee Stock Option Plan


The Company adopted the 2002 Stock Option Plan (the "Plan") on January 1, 2002 for officers, employees, directors and consultants.. The Plan authorized the granting of stock options to purchase an aggregate of not more than 4,500,000 shares of its common stock. On January 30, 2002, options for substantially all 4,500,000 shares were granted. The number of shares available under the Plan was increased by 5,000,000 shares, effective October 31,, 2005, by the affirmative vote our directors and stockholders.

The Compensation Committee administers the 2002 Stock Option Plan. In general, the Compensation Committee is empowered to select the persons to whom options will be granted and to determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan become exercisable at such times as may be determined by the Compensation Committee. Options granted under the Plan may be either incentive (qualified) stock options, as such term is defined in the Internal Revenue Code, or non-incentive (non-qualified) stock options. Incentive stock options may only be granted to persons who are employees. Non-incentive stock options may be granted to any person, including, but not limited to, employees, independent agents, and consultants, as the Compensation Committee believes has contributed, or will contribute, to the Company's success. The Compensation Committee also determines the exercise price of options granted under the Plan, provided that, in the case of incentive stock options, such price is not less than 100% (110% in the case of incentive stock options granted to holders of 10% of voting power of the company's capital stock) of the fair market value (as defined in the Plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which incentive stock options become exercisable for the first time in any year cannot exceed $100,000.

The term of each option shall not be more than ten years (five years in the case of incentive stock options granted to holders of 10% of the voting power of its stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the 2002 Stock Option Plan at any time; provided, however, that unless ratified by its shareholders, no amendment or change in the Plan will be effective that would increase the total number of shares that may be issued under the plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

The Company has no written employment agreements with any of its executive officers. The Company has agreed to pay G. Howard Collingwood, its President and Chief Operating Officer, an annual salary of $ 150,000 for the fiscal year ending December 31, 2005. The Company has agreed to pay Murray D. Bradley, Jr., its Chief Financial Officer and Secretary-Treasurer, an annual salary of $138,000 for the fiscal year ending December 31, 2005.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of any class of our common stock to file initial reports of ownership and reports of changes of ownership of common stock. Such persons are also required to furnish us with all Section 16(a) reports they file.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act during the most recent fiscal year except the following. Mr. Marc Geriene, who became a director in November 2004, through an oversight, filed a late report on Form 3. Mr. Geriene does not own any shares of Ruby Mining Company directly but sits on the Board and is an officer of Nova Marine Explorations, Inc. which owns 1,050,000 shares of the Company's common stock.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2005, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each officer and director individually and all officers and directors as a group.

                                                                OWNERSHIP AND PERCENT OWNERSHIP
NAME OF BENEFICIAL OWNER AND TITLE          CLASS                   SHARES           PERCENT

*G. Howard Collingwood, CEO (1)             Common                 5,431,916          9.78%
P. O. Box 550466
Atlanta, GA 3035                            Fully Diluted          6,123,983          7.57%

*Murray D. Bradley, Jr., CFO (2)            Common                  814,000          1.46%
4893 Falling Leaf Court
Douglasville, GA 30135                      Fully Diluted          2,078,074          2.57%

*Bill Boone                                 Common                   530,000          0.95%
60 Fifth Avenue
New York, NY 10011

Walter Cytacki (3)                          Common                 7,867,043         14.15%
PO Box 18247
River Rouge, MI 48218

*Marc Geriene(4)                            Common                 1,050,000          1.89%
13600 NE 126th Place, Suite B
Kirkland, WA  98034-8720

James W. Larsen, former officer (5)         Common                 2,915,520          5.24%
475 Oakleaf Trail
Suwanee, GA 30174                           Fully Diluted          5,315,520          6.57%


Jay Swallen, former director (6)            Common                 1,012,500          1.82%
2349 Gulf Shore Blvd. N
Naples, FL 34103

*Marc Wallace                               Common                   215,000          0.39%
611 Cliffgate Lane
Castle Rock, CA 80108

All directors & officers as a group         Common                 9,053,416         16.29%
(6 persons)
                                            Fully Diluted (7)     11,009,557         13.60%


     *Director

(1) Includes 1,444,100 shares in his IRA account, and 692,500 owned beneficially in HGC Global and 40,000 shares held by Collingwood Assets Management Trust for which Mr. Collingwood is beneficial owner. Does not include 100,000 options exercisable at $1.00, and, 100,000and 80,000 options exercisable at $1.00 beneficially owned by HGC Global and Collingwood Asset Management Trust, respectively, Also includes 412,067 three year warrants exercisable at $0.35 per warrant into unregistered shares.

(2) 208,000 are owned directly by Mr. Bradley and 606,000 are held by the Bradley-Johnson Family Fund, a partnership for which Mr. Bradley is Administrative Partner. Does not include 1,050,000 options exercisable into restricted shares at $0.25 each and 200,000 options exercisable into restricted shares at $1.00, and also includes 14,074 three year warrants exercisable at $0.35 per warrant into unregistered shares.

(3) Includes 7,488,043 shares in Walterwood, a partnership of which Mr. Cytacki is the owner, and 379,000 shares in a brokerage account.

(4) Includes 1,050,000 shares owned by Nova Marine Exploration, Inc. of which Marc Geriene is an officer and director.

(5) James W. Larsen was granted 2,400,000 options exercisable after six months into restricted shares at $0.25. Mr. Larsen was formerly an executive officer and a director.

(6) 1,002,500 shares in J. L. Swallen Flint Trust and 10,000 in IRA of Barbara Swallen (wife).

(7) Includes all warrants and options outstanding at August 31, 2005 but not shares contingently issuable upon conversion of convertible notes or warrants to be issued upon future funding of tranches by the NIR Group.

At August 31, 2005 there were a total of 80,942,400 shares, warrants and options outstanding.

                            CERTAIN TRANSACTIONS

The information set forth herein describes certain transactions between us and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

At December 31, 2004 and 2003 amounts payable by the Company to Larsen Laboratories, a company owned entirely by James Larsen, a former executive officer (CTO) and director of the Company and now a technology consultant to the Company, were $185,000 and $85,000, respectively. Payment was begun in 2003 and continued in early 2004 representing a total to Larsen Laboratories of $400,000 for production of the ATLISTM non-ferrous metal detection device to be used in the field. Additionally, a significant increased cost for the production of the ATLISI field units was encountered in 2004 and the company is attempting to complete the construction of the ATLIS(TM) field units during the first and second quarters of 2005 as funds are available.

Additionally, our CEO, Howard Collingwood, and Walter Cytacki, a 5% or greater shareholder, advanced funds on behalf of the Company for the acquisition of the Company's research vessel, the R/V New World Legacy. As of December 31, 2004, two advances totaling $50,000 were outstanding to Mr. Cytacki; they bear interest at 6.75% and mature in 2005. The remaining advances were converted into loans, which were negotiated independently of any request by Messrs. Collingwood and Cytacki, which carry an interest rate of 6.75% and are amortized over a period of 7 (seven) years. These two individuals have also agreed by letter to an indefinite suspension of the monthly repayments until the Company is in financial position to resume payments. These loans are more fully described in the footnote to the financial statements contained herein.

Paul Collingwood, son of Howard Collingwood, the Company's CEO and Chairman, provides consulting services to the Company as the Company's internet web master. These services are provided at a rate of $75.00 per hour worked and he is directed by the Company's CEO on an as needed basis.

Marc Geriene, who became a Director of the Company in November 2004, is also a Director of Nova Marine Exploration, Inc. ("Nova Marine"). Nova Marine owns 100% of Nova Ray, Inc., of which Marc Geriene is President and his brother Krist Geriene is Vice President Technical Product and a co-founder. Both Messrs Marc and Krist Geriene are assisting the Company and Larsen Laboratories on various aspects of the ATLIS TM field unit construction. Howard Collingwood, CEO and Chairman of the Company, is also a director of Nova Marine, of which the Company owns a minority equity interest.


                              SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock being registered for resale as of November 15, 2005, by each of the holders of the callable secured notes and ancillary warrants (assuming each of the holders elects to exercise the warrants to purchase shares of common stock for resale); the number of shares of common stock to be registered and offered by each selling stockholder; and the percentage of each selling stockholder after the sale of the common stock included in this prospectus.



                                          TABLE OF BENEFICIALLY OFFERED SHARES


                                    SHARES BENEFICIALLY                 SHARES BEING           SHARES BENEFICIALLY OWNED
                               OWNED PRIOR TO OFFERING (1)(2)     REGISTERED AND OFFERED(3)        AFTER OFFERING (4)

Selling Stockholders(5)             Number        Percent              Number Offered            Number         Percent
-------------------------         ---------       -------              --------------            ------         -------

AJW Offshore Ltd.(6)              2,916,983        4.99%                 36,129,807                 0              *
AJW Qualified Partners, LLC(7)    2,916,983        4.99%                 24,375,001                 0              *
AJW Partners, LLC(8)              2,916,983        4.99%                 10,384,615                 0              *
New Millennium Capital            2,916,983        4.99%                  1,225,962                 0              *
   Partners II, LLC(9)

Total                             2,916,983        4.99%                 72,115,385                 0              *
-------------------------------------------------------------------------------------------------------------------------


* less than 1%.

(1) Applicable percentage ownership is based on 55,592,190 shares of common stock outstanding on November 15, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of November 15, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally include voting or investment power with respect to securities. Shares of common stock that are currently exercisable within 60 days of November 15, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of such person, but are not for the purpose of computing the percentage ownership of any other person.

(2) Represents shares underlying callable secured convertible notes and warrants, up to the maximum permitted ownership under the callable secured convertible notes and warrants of 4.99% of our outstanding common stock. The selling stockholders are affiliates of each other because they are under common control.

(3) Assumes issuance of the entire $2,500,000 in aggregate amount of the callable secured convertible notes and issuance of warrants to purchase 9,615,385 shares of common stock, and that all securities underlying the notes and the warrants have been issued.

(4) Assumes that all securities registered will be sold and that all securities of common stock underlying the callable secured convertible notes and warrants will be issued.


(5) We have been advised by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers.

(6) AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. Corey S. Ribotsky is the fund manager for First Street Manager II, LLC and has voting and investment control over the securities owned by AJW Offshore, Ltd, including the shares listed in the Table.

(7) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, of AJW Manager LLC and have voting and investment control over the securities owned by AJW Qualified Partners, LLC, including the shares listed in the Table.

(8) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. Corey S. Ribotsky is the fund manager of SMS Group, LLC and has voting and investment control over the securities owned by AJW Partners, LLC, including the shares listed in the Table.

(9) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. Corey S. Ribotsky is the fund manager of Capital Street Partners II, LLC and has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC, including the shares listed in the Table.

Terms of the Callable Secured Convertible Notes and Warrants


To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 9,615,385 shares of our common stock. The sale of the callable secured convertible notes and warrants is to occur in three tranches and the investors are obligated to provide us with an aggregate of $2,500,000 as follows:

o   $850,000 was disbursed on June 27, 2005;


o $800,000 was disbursed on September 28, 2005 (after filing the registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants); and


o $850,000 will be disbursed within five days of the effectiveness of the registration statement.

Each closing under the Securities Purchase Agreement is subject to the following conditions:

o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the Securities Purchase Agreement; and

o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

We also agreed not to negotiate, without the prior written consent of a majority-in-interest of the investors, with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning June 27, 2005 and ending on the later of (A) 270 days from June 27, 2005, and (B) 180 days from the date the registration statement is declared effective.

In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning June 27, 2005 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.


The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.15 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

As of September 21, 2005, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days as reported on the OTC Bulletin Board was $0.08 and, therefore, the conversion price for the callable secured convertible notes was $0.04.. Based on this conversion price, the $2,500,000 callable secured convertible notes, excluding interest, were convertible into 62,500,000 shares of our common stock. As of November 15, 2005, none of the callable secured convertible notes have been converted.

The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $0.15 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely obtain effectiveness with the Securities and Exchange Commission of the registration statement of which this prospectus is a part. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

The warrants are exercisable until five years from the date of issuance at a purchase price of $.25 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement. As of November 15, 2005, none of the warrants have been exercised.


The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.


We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement to effectuate this requirement was filed on September 26, 2005, which filing triggered the second tranche of the $2,500,000 funding by the selling stockholders. Effectiveness of this registration was required to occur by November 9, 2005 in order for us to avoid the assessment of contractual penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest for each month the registration is not effective within the required time, such penalty to be paid in cash or stock at our option. However, the investors have agreed to extend the effective date deadline until December 9, 2005.


Simple Conversion Calculation

The number of shares of common stock issuable upon conversion of the callable secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $2,500,000 of notes on September 22, 2005 and a conversion price of $0.04 per share, the number of shares issuable upon conversion would be:

$2,500,000/$0.04 = 62,500,000 shares.


                            DESCRIPTION OF SECURITIES


Our authorized capital stock currently consists of 350,000,000 shares of Common stock, $.001 par value per share, of which 55,592,190 shares were issued and outstanding as of November 15, 2005, and 50,000,000 shares of "blank check" preferred stock, of which no shares were issued and outstanding as of November 15, 2005


Common Stock

Voting Rights. The holders of our common stock have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock


Our directors are authorized to issue shares of our preferred stock from time to time in one or more series, and the directors have the authority to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions, applicable to the shares of each series. Accordingly, oour Board of Directors is entitled, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control with respect to the Company or the removal of existing management.


Warrants and Options


Between January 1, 1997, and September 30, 2005, we issued options and warrants to individuals and entities that are currently outstanding (including the warrants issued to the selling stockholders) to purchase a total of 27,949,633 shares of our common stock at exercise prices ranging from $.05 per share to $7.00 per share, and with expiration dates ranging from December 28, 2005 to June 23, 2010. The options and warrants all contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock splits, stock dividends, mergers, and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof we will make a cash payment based upon the current market value of such fractional shares. A holder of these warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants.


Convertible Notes and Warrants


To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 9,615,385 shares of our common stock. As of November 15, 2005, $1,650,000 of the notes had been issued and 6,346,151 of the warrants had been issued. Within five days of the effectiveness of the registration statement of which this prospectus is a part, the investors are to fund the remainder of the $2,500,000 investment and are to be issued in return therefore an additional $850,00 of callable secured convertible notes and warrants to purchase an additional 3,269,234 shares of our common stock. Detailed information on the terms and conditions of the callable secured convertible notes and the associated warrants is set forth in the "Selling Stockholders" section of this prospectus.

Certain Provisions of Articles of Incorporation. Our Articles of Incorporation provides for indemnification of our officers and directors against actions by the Company or its shareholders for breach of fiduciary duty, with certain exceptions.

Transfer and Warrant Agent. Our transfer agent and registrar for our common stock is Computershare Trust Company, Golden, Colorado.

                            PLAN OF DISTRIBUTION


The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:


o Ordinary brokerage transactions and transaction in which the broker-dealer solicits the purchaser;

o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o Purchases by a broker-dealer as principal and resale by a broker-dealer for its account;

o An exchange distributions in accordance with the rules of the applicable exchange;

o   Privately-negotiated transactions;



o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o   Through the writing of options on the shares;

o   A combination of any such method of sales; and

o   Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase order or make any sale of sales if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledges, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or the customers.. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their risk. It is possible that a selling stockholder will attempt to sell shares of common stock at block transaction to market makers or other purchasers at a price per share which may be below the then market price.

The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by any such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to the brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, the persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions


The selling stockholders have represented that they are not broker-dealers and are not affiliates of any broker-dealers. Additionally, under the terms of the Securities Purchase Agreement, the selling stockholders are prohibited from engaging in short sales of our stock.

We have agreed to indemnity the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that selling stockholders or their respective pledges, donees, transferees or other successors-in-interest, may be required to make in respect to such liabilities.


If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we will be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.


From time to time this prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the selling stockholders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the selling stockholders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the selling stockholders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.


                                     EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, and for the period from inception through December 31, 2004, included in this prospectus have been audited by Cherry, Bekaert & Holland, L.L.P., the registered independent public accounting firm, as stated in their report appearing herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

                                  LEGAL MATTERS


The validity of the shares of common stock in this offering will be passed upon for us by Steven A. Cunningham, P.C., a professional corporation with principal offices in Roswell, Georgia. Steven A. Cunningham, the owner and president of the professional corporation, beneficially owns 900,000 shares of our common stock.


                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933 and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information about the operation of the public reference rooms. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the registration statement is publicly available through the SEC's site on the Internet's World Wide Web, located at http://www.sec.gov.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing to the SEC. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. We furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

                               RUBY MINING COMPANY

                        CONSOLIDATED FINANCIAL STATEMENTS

                            AS OF SEPTEMBER 30, 2005

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                                                                   SEPTEMBER 30,     DECEMBER 31,
                                                                       2005              2004
                                                                   -------------     ------------

                                        ASSETS
CURRENT ASSETS
   Cash in bank                                                    $    780,814      $    268,966
   Expense and employee receivable                                      267,538           261,488
   Other                                                                 79,544           106,157
                                                                   ------------      ------------
            TOTAL CURRENT ASSETS                                      1,122,896           636,641

Fixed assets, net of accumulated depreciation                            25,465               522
New World Legacy-vessel; net of accumulated depreciation                722,222           760,019
Investment                                                              405,000           315,000
Other assets                                                             33,514            38,014
Prepaid interest                                                         72,930
Debt issuance costs                                                     108,167              --
                                                                   ------------      ------------

            TOTAL ASSETS                                           $  2,495,194      $  1,750,196
                                                                   ============      ============

                         LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current liabilities
   Accounts payable                                                $    174,190      $    370,905
   Accrued compensation and consulting fees                             455,800           431,800
   Short-term advances                                                  328,951           369,758
                                                                   ------------      ------------

            TOTAL CURRENT LIABILITIES                                   958,941         1,172,463

Long-term debt                                                        1,650,000              --
Long-term Nonconvertible Debentures, net of discount                  4,278,942         3,948,699
Interest payable                                                      3,329,071         2,948,687
                                                                   ------------      ------------

            TOTAL LIABILITIES                                        10,216,954         8,069,849
                                                                   ------------      ------------

Stockholders' deficit
   Common stock                                                          55,592            55,341
   Paid-in capital                                                   12,263,279        11,356,312
   Subscribed shares                                                          0            75,250
   Development stage deficit                                        (20,040,631)      (17,806,556)
                                                                   ------------      ------------
            Total stockholders' deficit                              (7,721,760)       (6,319,653)
                                                                   ------------      ------------

            TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT            $  2,495,194      $  1,750,196
                                                                   ============      ============

See notes to condensed consolidated financial statements.

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                                          Three Months Ended
                                                                             September 30
                                       From Inception throuh           ------------------------
                                        September 30, 2005                2005           2004
                                        ------------------             ----------     ---------

Revenues                                  $    200,927                 $   1,000      $    --
                                          ------------                 ---------      ---------

Operating expenses

   Compensation and employee benefits        3,675,427                    65,265         85,830
   Forgiveness of salaries                    (663,625)                     --             --
   Research and development                  1,910,026                    19,469           --
   General and administrative                4,127,444                    36,942         68,979
   Depreciation and amortization               227,151                    13,595         12,693
   Professional fees                         4,527,084                   154,264        471,100
   Exploration expense                         827,148                    74,975         82,039
                                          ------------                 ---------      ---------
                                            14,630,655                   364,510        720,641
                                          ------------                 ---------      ---------

            Operating (loss)               (14,429,728)                 (363,510)      (720,641)

Other income (expense)                         755,572                       366         24,394
Interest (expense)                          (6,366,476)                 (268,951)      (223,434)
                                          ------------                 ---------      ---------

            Net (loss)                    $(20,040,632)                $(632,095)     $(919,681)
                                          ============                 =========      =========

Net (loss) per common share:
   Basic and diluted                                                   $   (0.01)     $   (0.02)
                                                                       =========      =========







See notes to condensed consolidated financial statements.

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                 Nine Months Ended
                                                   September 30,
                                          ----------------------------
                                              2005            2004
                                          -----------      -----------

Revenues                                  $     1,000      $      --
                                          -----------      -----------

Operating expenses

   Compensation and employee benefits         273,902          293,263
   Research and development                    69,603          250,000
   General and administrative                 141,818          242,865
   Depreciation and amortization               39,376           25,444
   Professional fees                          383,191          666,000
   Exploration expense                        392,474          304,900
                                          -----------      -----------
                                            1,300,364        1,782,472
                                          -----------      -----------

            Operating (loss)               (1,299,364)      (1,782,472)

Other income (expense)                          6,677          127,805
Interest (expense)                           (941,389)        (688,578)
                                          -----------      -----------

            Net (loss)                    $(2,234,076)     $(2,343,245)
                                          ===========      ===========

Net (loss) per common share:
   Basic and diluted                      $     (0.04)     $     (0.04)
                                          ===========      ===========






See notes to condensed consolidated financial statements.

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                            From Inception
                                                                               Nine Months Ended                Through
                                                                                 September 30,            September 30, 2005
                                                                        -----------------------------     -------------------

                                                                           2005             2004
                                                                        -----------      -----------

Operating activities
   Net loss                                                             $(2,234,076)     $(2,343,245)        $(20,040,632)
   Adjustments to reconcile net loss to net  cash used in operating activities:
          Depreciation and amortization                                      39,376           25,543              225,933
          Discount amortization                                             330,243          289,339            2,374,800
          Equity-based professional services                                 68,650          407,000            1,177,610
          Increase (decrease) in accounts payable and accruals
                                                                           (170,714)         (94,768)             987,507
          Increase in interest payable                                      307,454          326,951            3,279,010
          Deferred charges                                                 (108,167)            --               (108,167)
          Beneficial conversion feature                                     202,417             --                202,417
          Other, net                                                         24,075           33,528              338,246
                                                                        -----------      -----------         ------------

            Net cash used in operating activities                        (1,540,742)      (1,355,652)         (11,563,276)
                                                                        -----------      -----------         ------------

Investing activities
   Advances under expense receivable                                         (2,501)         (44,552)            (150,979)
   Investment purchase                                                      (90,000)            --               (110,000)
   Purchase of fixed assets                                                 (25,274)            --               (174,451)
   Purchase of vessel                                                          --           (448,019)            (447,921)
                                                                        -----------      -----------         ------------

            Net cash used in investing activities                          (117,775)        (492,571)            (883,351)
                                                                        -----------      -----------         ------------

Financing activities
   Issuance of common stock and warrants                                    636,153        1,333,106            8,869,549
   Short-term advances                                                      (40,808)         173,163              803,750
   Stock subscription                                                       (75,250)            --                  4,800
   Issuance of callable, secured convertible                              1,650,000             --              1,650,000
      notes
   Issuance of debentures                                                      --               --              1,904,142
                                                                        -----------      -----------         ------------

            Net cash provided by financing activities                     2,170,095        1,506,269           13,227,441
                                                                        -----------      -----------         ------------

Net increase (decrease) in cash                                             511,848         (341,954)             780,814

Cash at beginning of period                                                 268,966          352,037                 --
                                                                        -----------      -----------         ------------

Cash at end of period                                                   $   780,814      $    10,083         $    780,814
                                                                        ===========      ===========         ============



See notes to condensed consolidated financial statements.

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)

              Notes to Condensed Consolidated Financial Statements
                               September 30, 2005
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of Ruby Mining Company (the "Company") and its wholly-owned subsidiaries, Admiralty Corporation ("Admiralty"), and Admiralty Marine Operations, LTD. ("AMO"). Significant inter-company transactions and accounts are eliminated in consolidation.

The financial statements as of September 30, 2005 and for the three and nine months ended September 30, 2005 and 2004 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual report. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to a fair presentation of the financial position and results of operations for interim periods.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and income and expense amounts. Actual results could differ from those estimates.

The Company and its subsidiaries are a development stage company and have had only minimal revenues. The consolidated development stage deficit of the entities is $20,040,632. These matters indicate substantial doubt about the ability of the Company to continue as a going concern. Management of the Company recognizes that additional capital will be needed to continue operations and is seeking to establish arrangements for capital or financing. The success of the Company is dependent upon management's ability to implement plans for capital and financing.

During the quarter ending March 31, 2004, the Company organized AMO as a wholly-owned subsidiary. AMO, through capitalization from the Company, acquired the New World Legacy, a research vessel for cash consideration of $447,921, and for equity instruments of the Company valued at $350,000.

During the quarter ending September 30, 2005, the Company issued 3,076,923 warrants on the Company's common stock during the quarter ending September 30, 2005. Each warrant is for one share of the Company's common stock. All of these 3,076,293 warrants were issued to the NIR Group as part of the second tranche ($800,000) of financing.

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)

              Notes to Condensed Consolidated Financial Statements
                               September 30, 2005
                                   (Unaudited)


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION (CONTINUED)

The warrants were divided among four funds comprising the NIR Group of Rosalyn, New York, who provided a $2,500,000 financing arrangement to the Company in June 2005. Until a registration occurs, these warrants are on restricted stock of the Company and can be immediately exercised. The exercise price of these warrants is $0.25 per share. The warrants have a five year exercise period.

NOTE 2 - STOCK BASED COMPENSATION

The Company accounts for stock-based compensation utilizing the intrinsic value method. Presented below is certain financial information of the Company with comparative proforma information determined as if the Company had accounted for the stock-based compensation utilizing the fair-value method for the presented nine month periods.


                                                          September 30, 2004    September 30, 2005
                                                          ------------------    ------------------
    Net Loss as reported                                  $      (2,343,245)    $    (2,234,076)
    Basic and diluted loss per share                      $           (0.04)    $         (0.04)
      as reported
    Stock-based employee compensation                     $             --      $           --
      cost included in net loss as reported
    Stock based employee compensation                     $             --      $           --
      cost based on fair-value method
    Proforma net loss including stock-based               $      (2,343,245)    $    (2,234,076)
      compensation cost based on fair-value method
    Proforma basic and diluted loss per share             $           (0.04)    $        (0.04)
      including stock-based compensation
      cost based on fair-value method

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)

              Notes to Condensed Consolidated Financial Statements
                               September 30, 2005
                                   (Unaudited)


NOTE 3 - EARNINGS PER SHARE

Earnings per share are calculated on the basis of the weighted average number of shares outstanding. As the Company has granted stock options and other equity instruments to officers and others associated with the Company, earnings per share may be diluted by these instruments. As these equity instruments would be anti-dilutive, diluted earnings per share separate from basic earnings per share has not been presented in the accompanying statements of operations. At September 30, 2005 the Company had outstanding 27,949,633 warrants and 477,500 options on common stock, each convertible to one share of the Company's common stock. The following presents the calculation of basic earnings per share:


                                               For the Nine Months Ended September 30, 2005
                                         ---------------------------------------------------------
                                                                 Weighted
                                                              Average Shares         Per-Share
                                           (Numerator)         (Denominator)          Amount
                                         -----------------    ----------------    ----------------
BASIC EPS
     Income (loss) available to
        common shareholders              $      (2,234,076)         55,576,590            (0.04)
                                         =================    ================    ================





                                               For the Nine Months Ended September 30, 2004
                                         ---------------------------------------------------------
                                                                 Weighted
                                                              Average Shares         Per-Share
                                           (Numerator)         (Denominator)          Amount
                                         -----------------    ----------------    ----------------
BASIC EPS
     Income (loss) available to
       common shareholders'              $  (2,343,245)         52,279,017        $       (0.04)
                                         =================    ================    ================


NOTE 4 - LONG-TERM DEBT

During the quarter ended June 30, 2005, the Company executed an arrangement for the issuance of $2,500,000 of debt. The debt is being issued in three tranches as follows:

   |X|   $850,000 on execution of the arrangement

   |X|   $800,000 upon filing of a registration statement

   |X|   $850,000 upon the effective declaration of the registration statement


The Company received the first tranche of $850,000 during the quarter ending June 30, 2005 and the second tranche of $800,000 during the quarter ending September 30, 2005.

                      RUBY MINING COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)

              Notes to Condensed Consolidated Financial Statements
                               September 30, 2005
                                   (Unaudited)


NOTE 4 - LONG-TERM DEBT (CONTINUED)

The debt is secured by all assets of the Company, bears interest at 8%, with interest payable quarterly. Upon execution of the arrangement the Company was required to pay eight months interest in advance for each tranche as it is funded.

The debt is convertible into common stock of the company at any time at the option of the holder. The debt is convertible at a per-share price of the lesser of $0.15, or the average of the lowest intra-day trading prices of the Company's common stock on the 20 days prior to the conversion. The Company has determined that a beneficial conversion feature exists with respect to the conversion as the conversion price at the commitment date (date the debt was issued) was less than the market price of the stock. The Company recorded a charge to interest expense of $202,417 during the quarter ended June 30, 2005 for the beneficial conversion feature.

The debt also provides that the Company may exercise a call option. Certain restrictions and financial penalties exist with respect to the exercise of the call option.

                               RUBY MINING COMPANY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Ruby Mining Company
Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of Ruby Mining Company and subsidiaries (A Development Stage Enterprise) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended, and the inception period from April 15, 1988 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ruby Mining Company and subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the inception period from April 15, 1988 to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will require substantial additional funds to sustain research and development and commence and continue operating activities until such time as the Company can generate positive cash flows from operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans to raise additional funds and begin operations are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S/ CHERRY, BEKAERT & HOLLAND, L.L.P.


Atlanta, Georgia
March 31, 2005

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)




CONSOLIDATED BALANCE SHEETS
                           December 31, 2004 and 2003

                                     Assets
                                                                    2004              2003
                                                                -------------     ------------
Current Assets
     Cash in bank                                               $    268,996      $    352,037
     Expense and employee receivables                                261,488           173,976
     Other current assets                                            106,157            11,368
                                                                ------------      ------------

           TOTAL CURRENT ASSETS                                      636,641           537,381

Furniture, fixtures, computer equipment and leasehold
  improvements, less accumulated depreciation of $137,010
  and $136,774, respectively                                             522               758
New World Legacy-vessel, less accumulated
  depreciation of $37,901 and $0, respectively                       760,019              --
Investment                                                           315,000              --
Other assets                                                          38,014            47,714
                                                                ------------      ------------

           TOTAL ASSETS                                         $  1,750,196      $    585,853
                                                                ============      ============

                      Liabilities and Stockholders' Deficit
LIABILITIES
Current liabilities
     Accounts payable                                           $    370,905      $    640,326
     Accrued compensation and consulting fees                        431,800           202,000
     Short-term advances                                             369,758           212,200
                                                                ------------      ------------

           TOTAL CURRENT LIABILITIES                               1,172,463         1,054,526

Nonconvertible debentures, net of unamortized discount of
  $1,051,301 and $1,442,807, respectively                          3,948,699         3,557,193
Interest payable                                                   2,948,687         2,513,441
                                                                ------------      ------------

           TOTAL LIABILITIES                                       8,069,849         7,125,160
                                                                ------------      ------------

Stockholders' Deficit
     Common stock; $.001 par value, 100,000,000 shares
     authorized; 55,340,890 and 45,966,144 shares issued
     and outstanding at December 31, 2004 and 2003,
     respectively                                                     55,341            45,966
     Additional paid-in capital                                   11,356,312         8,223,032
     Subscribed shares                                                75,250           274,975
     Receivable for exercised options                                   --            (237,175)
     Development stage deficit                                   (17,806,556)      (14,846,105)
                                                                ------------      ------------

            Total stockholders' deficit                           (6,319,653)       (6,539,307)
                                                                ------------      ------------

            Total liabilities and stockholders' deficit         $  1,750,196      $    585,853
                                                                ============      ============


The accompanying notes are an integral part of these financial statements

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
        Since inception and for the years ended December 31, 2004, and 2003


                                                    INCEPTION TO
                                                        2004              2004            2003
                                                    ------------      ------------    ------------

Revenues                                            $    199,927      $     --        $     --
                                                    ------------      ------------    ------------

Operating expenses
     Compensation and employee benefits                3,401,525          379,675          205,969
     Forgiveness of salaries                            (663,625)            --           (663,625)
     Research and development                          1,840,423          250,000          150,000
     General and administrative                        3,985,626          332,523          400,830
     Depreciation and amortization                       187,775           38,138           11,204
     Professional fees                                 4,143,893          754,713          276,287
     Exploration expense                                 434,674          434,674             --
                                                    ------------      ------------    ------------
Total expenses                                        13,330,291        2,189,723          380,665
                                                    ------------      ------------    ------------

            Operating loss                           (13,130,364)      (2,189,723)        (380,665)

     Other income (expenses)                             748,895          127,682          114,658
     Interest expense                                 (5,425,087)        (898,410)        (864,850)
                                                    ------------      ------------    ------------

            Net (loss)                              $(17,806,556)     $(2,960,451)    $ (1,130,857)
                                                    ============      ============    =============

             (Loss) per basic and diluted share                       $     (0.06)    $      (0.04)
                                                                      ============    =============























The accompanying notes are an integral part of these financial statements.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
       Since inception and for the years ended December 31, 2004 and 2003

                                                        INCEPTION TO
                                                            2004              2004             2003
                                                        -------------     ------------     ------------
Operating activities
     Net loss                                           $(17,806,556)     $(2,960,451)     $(1,130,857)
     Adjustments to reconcile net loss
       to net cash used in operating
       activities:
           Depreciation and amortization                     186,557           38,138           11,204
           Discount Amortization                           2,044,557          391,506          324,028
             Stock issued for professional services        1,108,960          230,000             --
           Increase in accounts payable                    1,158,221           67,438          204,812
             Increase in interest payable                  2,971,556          455,897          444,691
             Increase in expense receivable                   23,038          (40,069)         (71,711)
           Other, net                                        290,893          248,521          438,538
                                                        ------------      -----------      -----------

           NET CASH USED IN OPERATING ACTIVITIES         (10,022,774)      (1,569,020)        (656,371)
                                                        ------------      -----------      -----------

Investing activities
     Advances under expense receivable                      (148,478)          (4,443)          (4,174)
     Investment in stock                                     (20,000)         (20,000)            --
     Purchases of furniture, fixtures and computer
           Equipment                                        (597,098)        (447,921)            --
                                                        ------------      -----------      -----------

           NET CASH USED IN INVESTING ACTIVITIES            (765,576)        (472,364)          (4,174)
                                                        ------------      -----------      -----------

Financing activities
     Issuance of common stock and warrants                 8,233,396        1,805,710          615,701
     Short-term advances                                     844,558          352,358          210,300
     Stock subscription                                       75,250         (199,725)         184,975
     Issuance of non-convertible debentures                1,904,142             --               --
                                                        ------------      -----------      -----------

          NET CASH PROVIDED BY FINANCING ACTIVITIES       11,057,346        1,958,343        1,010,976
                                                        ------------      -----------      -----------


NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                268,996          (83,041)         350,431

CASH AND CASH EQUIVALENTS AT THE BEGINNING
  OF PERIOD                                                     --            352,037            1,606
                                                        ------------      -----------      -----------

CASH AND CASH EQUIVALENTS AT THE END OF PERIOD          $    268,996      $   268,996      $   352,037
                                                        ============      ===========      ===========





The accompanying notes are an integral part of these financial statements.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT Since Inception and for the years ended December 31, 1988 through 2004


                                     COMMON STOCK         PAID-IN       TREASURY          NOTE
                                                          CAPITAL        STOCK         RECEIVABLE
                                                                                          FROM
                                                                                      STOCKHOLDERS
                                    Shares     Amount
                                    -------    ------     ---------     ---------     ------------

Balance as of April 15, 1988          --       $  --      $    --       $    --       $     --

   Issuance of common stock         68,500        685        34,315          --             --
   Net loss                           --          --           --            --             --
                                    ------     ------     ---------     ---------     ------------

Balance as of December 31, 1988     68,500        685        34,315          --             --

   Stock repurchase                 (2,000)       --           --         (15,000)          --
   Net loss                           --          --           --            --             --
                                    ------     ------     ---------     ---------     ------------

Balance as of December 31, 1989     66,500        685        34,315       (15,000)          --

   Issuance of common stock          5,000         50        59,950          --             --
   Net loss                           --          --           --            --             --
                                    ------     ------     ---------     ---------     ------------

Balance as of December 31, 1990     71,500        735        94,265       (15,000)          --

   Issuance of common stock          1,750         18        37,482          --             --
   Net loss                           --          --           --            --             --
                                    ------     ------     ---------     ---------     ------------

Balance as of December 31, 1991     73,250     $  753     $ 131,747     $ (15,000)    $     --


                                      SUBSCRIBED      DEVELOPMENT        TOTAL
                                         STOCK       STAGE DEFICIT    STOCKHOLDERS'
                                                                        DEFICIT
                                      ----------     -------------    ------------
Balance as of April 15, 1988          $    --        $      --        $    --

   Issuance of common stock                --               --             35,000
   Net loss                                --             (49,132)        (49,132)
                                      ----------     ------------     -----------

Balance as of December 31, 1988            --             (49,132)        (14,132)

   Stock repurchase                        --               --            (15,000)
   Net loss                                --             (55,407)        (55,407)
                                      ----------     ------------     -----------

Balance as of December 31, 1989            --            (104,539)        (84,539)

   Issuance of common stock                --               --             60,000
   Net loss                                --            (109,666)       (109,666)
                                      ----------     ------------     -----------

Balance as of December 31, 1990            --            (214,205)       (134,205)

   Issuance of common stock                --               --             37,500
   Net loss                                --             (72,385)        (72,385)
                                      ----------     ------------     -----------

Balance as of December 31, 1991       $    --       $    (286,590)    $  (169,090)

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004



                                     COMMON STOCK         PAID-IN       TREASURY          NOTE
                                                          CAPITAL        STOCK         RECEIVABLE
                                                                                          FROM
                                                                                      STOCKHOLDERS
                                    Shares     Amount
                                    -------    -------    -----------   ---------     ------------
Balance as of December 31, 1991      73,250    $   753    $   131,747   $ (15,000)    $    --

   Issuance of common stock         538,950      5,390        138,585        --            --
   Net loss                           --          --            --           --            --

Balance as of December 31, 1992     612,200      6,143        270,332     (15,000)         --

   Issuance of common stock          15,946        159        155,855        --            --
   Stock repurchase                    (500)      --            --         (5,000)         --
   Stock record adjustments              30        (25)        15,971        --            --
   Adjusted loss - Expense R & D      --          --            --           --            --

   Net loss                           --          --            --           --            --

Balance as of December 31, 1993     627,676      6,277        442,158     (20,000)         --

   Issuance of common stock          11,869        119        262,261        --            --
   Net loss                           --          --            --           --            --

Balance as of December 31, 1994     639,545      6,396        704,419     (20,000)         --

   Issuance of common stock         105,155      1,051        371,299        --            --
   Net loss                           --          --            --           --            --

Balance as of December 31, 1995     744,700      7,447      1,075,718     (20,000)         --

   Issuance of common stock          36,660        367        619,902        --            --
   Stock repurchase                  (7,500)       (75)            75    (250,000)         --
   Net loss                           --          --            --           --            --

Balance as of December 31, 1996     773,860    $ 7,739    $ 1,695,695   $(270,000)    $    --



                                       SUBSCRIBED      DEVELOPMENT         TOTAL
                                         STOCK        STAGE DEFICIT     STOCKHOLDERS'
                                                                           DEFICIT
                                       ----------     -------------     -------------
Balance as of December 31, 1991        $    --        $    (286,590)    $    (169,090)

   Issuance of common stock                 --               --               143,975
   Net loss                                 --              (93,747)          (93,747)

Balance as of December 31, 1992             --             (380,337)         (118,862)

   Issuance of common stock                 --               --               156,014
   Stock repurchase                         --               --                (5,000)
   Stock record adjustments                 --               --                15,946
   Adjusted loss - Expense R & D            --             (380,641)         (380,641)

   Net loss                                 --             (100,369)         (100,369)

Balance as of December 31, 1993             --             (861,347)         (432,912)

   Issuance of common stock                 --               --               262,380
   Net loss                                 --             (265,260)         (265,260)

Balance as of December 31, 1994             --           (1,126,607)         (435,792)

   Issuance of common stock                 --               --               372,350
   Net loss                                 --             (404,316)         (404,316)

Balance as of December 31, 1995             --           (1,530,923)         (467,758)

   Issuance of common stock                 --               --               620,269
   Stock repurchase                         --               --              (250,000)
   Net loss                                 --             (742,022)         (742,022)

Balance as of December 31, 1996        $    --        $  (2,272,945)    $    (839,511)

                              RUBY MINING COMPANY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004

                                                 COMMON STOCK                 PAID-IN          TREASURY          NOTE
                                                                              CAPITAL           STOCK          RECEIVABLE
                                                                                                                 FROM
                                                                                                              STOCKHOLDERS
                                           Shares           Amount
                                         ----------        ---------        -----------       ----------      -------------
Balance as of December 31, 1996             773,860        $   7,739        $ 1,695,695       $ (270,000)     $      --

   Issuance of common stock                  47,324              473          1,357,827            --                --
   Stock split- 20 for 1, 5-25-97        15,648,396          156,484           (156,484)           --                --
   Stock repurchase                            (500)              (5)                 5          (10,000)            --
   Net loss                                    --               --                --               --                --
                                         ----------        ---------        -----------       ----------      -----------

Balance as of December 31, 1997          16,469,080          164,691          2,897,043         (280,000)            --

   Issuance of common stock                 501,772            5,018          1,424,284            --                --
   Loan to stockholder                         --               --                --               --                --
   Net loss                                    --               --                --               --                --
   Gain from forgiveness of debt               --               --                --               --                --
                                         ----------        ---------        -----------       ----------      -----------

Balance as of December 31, 1998          16,970,852          169,709          4,321,327         (280,000)            --

   Issuance of common stock                 310,428            3,104            542,397            --                --
   Capital adjustment                          --               --              (67,941)           --                --
   Net loss                                    --               --                --               --                --
                                         ----------        ---------        -----------       ----------      -----------

Balance as of December 31, 1999          17,281,280          172,813          4,795,783         (280,000)            --

   Issuance of common stock                 329,035            3,290            414,064            --                --
   Net loss                                    --               --                --               --                --
                                         ----------        ---------        -----------       ----------      -----------

Balance as of December 31, 2000          17,610,315        $ 176,103        $ 5,209,847       $ (280,000)     $      --


                                           SUBSCRIBED         DEVELOPMENT           TOTAL
                                             STOCK           STAGE DEFICIT      STOCKHOLDERS'
                                                                                   DEFICIT


                                           ----------        -------------      -------------

Balance as of December 31, 1996            $     --          $ (2,272,945)      $   (839,511)

   Issuance of common stock                      --                 --             1,358,300
   Stock split- 20 for 1, 5-25-97                --                 --                --
   Stock repurchase                              --                 --               (10,000)
   Net loss                                      --            (2,722,282)        (2,722,282)
                                           ----------        ------------       ------------

Balance as of December 31, 1997                  --            (4,995,227)        (2,213,493)

   Issuance of common stock                      --                 --             1,429,302
   Loan to stockholder                           --                 --               --
   Net loss                                      --            (2,257,981)        (2,257,981)
   Gain from forgiveness of debt                 --               450,526            450,526
                                           ----------        ------------       ------------

Balance as of December 31, 1998                  --            (6,802,682)        (2,591,646)

   Issuance of common stock                      --                 --               545,501
   Capital adjustment                            --                 --               (67,941)
   Net loss                                      --            (1,560,377)        (1,560,377)
                                           ----------        ------------       ------------

Balance as of December 31, 1999                  --            (8,363,059)        (3,674,463)

   Issuance of common stock                      --                 --               417,354
   Net loss                                      --            (1,300,940)        (1,300,940)
                                           ----------        ------------       ------------

Balance as of December 31, 2000            $     --          $ (9,663,999)      $ (4,558,049)

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004

                                                         COMMON STOCK               PAID-IN         TREASURY         NOTE RECEIVABLE
                                                                                    CAPITAL          STOCK                FROM
                                                                                                                      STOFKHOLDERS
                                                   Shares           Amount
                                                 ----------       ----------      -----------     -------------      ---------------

Balance as of December 31, 2000                  17,610,315       $  176,103      $ 5,209,847     $   (280,000)      $     --

  Stock effect of reverse merger                  2,230,000            2,230           33,270             --               --
  Retirement of treasury stock                         --               --           (280,000)         280,000             --
  Issuance of common stock                        2,225,933            2,226          860,672             --               --
  Issuance of warrants                                 --               --             88,688             --               --
  Capital effect of reverse merger                     --           (158,493)        158,493              --               --
  Adj. Development state deficit                       --               --               --               --               --
  Net loss                                             --               --               --               --               --
                                                 ----------       ----------      -----------     -------------      ----------
Balance as of December 31, 2001                  22,066,248           22,066        6,070,970             --               --

  Issuance of common stock                        7,700,000            7,700          856,833             --               --
  Subscribed stock                                     --               --               --               --               --
  Issuance of warrants                                 --               --             61,036             --               --
  Stock record adjustment                            53,921               54             --               --               --
  Notes receivable for exercised options               --               --               --               --           (302,896)
  Net loss                                             --               --               --               --               --
                                                 ----------       ----------      -----------     -------------      ----------

Balance as of December 31, 2002                  29,820,169           29,820        6,988,839             --           (302,896)

  Issuance of common stock                       16,145,975           16,146        1,234,193             --               --
  Subscribed stock                                     --               --               --               --               --
  Notes receivable for exercised options               --               --               --               --             65,721
  Net loss                                             --               --               --               --               --
                                                 ----------       ----------      -----------     -------------      ----------

Balance as of December 31, 2003                  45,966,144       $   45,966      $ 8,223,032     $       --         $ (237,175)



                                                          SUBSCRIBED       DEVELOPMENT           TOTAL
                                                            STOCK         STAGE DEFICIT      STOCKHOLDERS'
                                                                                                 DEFICIT

                                                          --------        -------------      -------------

Balance as of December 31, 2000                           $    --         $  (9,663,999)     $ (4,558,049)

  Stock effect of reverse merger                               --                 --               35,500
  Retirement of treasury stock                                 --                 --                --
  Issuance of common stock                                     --                 --              862,898
  Issuance of warrants                                         --                 --               88,688
  Capital effect of reverse merger                             --                 --                --
  Adj. Development state deficit                               --                (9,567)           (9,567)
  Net loss                                                     --            (2,172,985)       (2,172,985)
                                                          ---------       -------------      ------------
Balance as of December 31, 2001                                --           (11,846,551)       (5,753,515)

  Issuance of common stock                                     --                 --              864,533
  Subscribed stock                                           90,000               --               90,000
  Issuance of warrants                                         --                 --               61,036
  Stock record adjustment                                      --                 --                   54
  Notes receivable for exercised options                       --                 --             (302,896)
  Net loss                                                     --            (1,868,697)       (1,868,697)
                                                          ---------       -------------      ------------

Balance as of December 31, 2002                              90,000         (13,715,248)       (6,909,485)

  Issuance of common stock                                  (90,000)              --            1,160,339
  Subscribed stock                                          274,975               --              274,975
  Notes receivable for exercised options                       --                 --               65,721
  Net loss                                                     --            (1,130,857)       (1,130,857)
                                                          ---------       -------------      ------------

Balance as of December 31, 2003                           $ 274,975       $ (14,846,105)     $ (6,539,307)

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004

                                                           COMMON STOCK              PAID-IN         TREASURY        NOTE RECEIVABLE
                                                                                    CAPITAL          STOCK               FROM
                                                                                                                     STOFKHOLDERS
                                                     Shares          Amount
                                                   ----------      ----------     ------------     -------------     ---------------
Balance as of December 31, 2003                    45,966,144      $  45,966      $  8,223,032     $      -          $    (237,175)

    Issuance of common stock                        9,374,746          9,375         2,713,280            -                  -
    Subscribed stock                                     -            -                  -                -                  -
    Issuance of warrants                                 -            -                420,000            -                  -
    Notes receivable for exercised options               -            -                  -                -                237,175
    Net loss                                             -            -                  -                -                  -
                                                   ----------      ----------     ------------     -------------     -------------

Balance as of December 31, 2004                    55,340,890      $   55,341     $ 11,356,312     $      -          $    -
                                                   ==========      ==========     ============     =============     =============




                                                     SUBSCRIBED       DEVELOPMENT           TOTAL
                                                       STOCK         STAGE DEFICIT       STOCKHOLDERS'
                                                                                            DEFICIT

                                                     ----------        -------------     -------------
Balance as of December 31, 2003                      $  274,975        $ (14,846,105)    $ (6,539,307)

    Issuance of common stock                           (274,975)               -            2,447,680
    Subscribed stock                                      5,250                -                5,250
    Issuance of warrants                                 70,000                -              490,000
    Notes receivable for exercised options                 -                   -              237,175
    Net loss                                               -             (2,960,451)       (2,960,451)
                                                     ----------       -------------      ------------

Balance as of December 31, 2004                      $   75,250       $ (17,806,556)     $ (6,319,653)
                                                     ==========       =============      ============


NOTE A - See Schedule of Stock Issuances below

NOTE A - Schedule of Stock Issuances

                                                      RUBY MINING COMPANY AND SUBSIDARY
                                                      (A DEVELOPMENT STAGE ENTERPRISE)
                                                         SCHEDULE OF STOCK ISSUANCES
                                   Since Inception and for the years ended December 31, 1988 through 2004

          DATE                         YEAR       # OF SHARES                  CONSIDERATION RECEIVED
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AS OF APRIL 15, 1988                          0

                                     Year 1988      68,500      Private placement, average issue price $0.51

BALANCE AS OF DECEMBER 31, 1988                     68,500

                                     Year 1989     (2,000)      Shares repurchased at issue price, $7.50 per share

BALANCE AS OF DECEMBER 31, 1989                     66,500

                                     Year 1990      5,000       Private placement, average issue price $12 per share

BALANCE AS OF DECEMBER 31, 1990                     71,500

                                     Year 1991      1,750       Private placement, average issue price $21.429 per share

BALANCE AS OF DECEMBER 31, 1991                     73,250

                                     Year 1992     538,950      Rights offering exercised $0.15, average issue price for 1992 $0.27

BALANCE AS OF DECEMBER 31, 1992                    612,200

                                     Year 1993      15,946      Private placement, average issue price $10.78 per share
                                     Year 1993      (500)       Shares repurchased at issue price
                                     Year 1993        30        Stock record adjustments

BALANCE AS OF DECEMBER 31, 1993                    627,676

                                     Year 1994      11,869      Private placement, average issue price $22.11 per share

BALANCE AS OF DECEMBER 31, 1994                    39,545

                                                      RUBY MINING COMPANY AND SUBSIDARY
                                                      (A DEVELOPMENT STAGE ENTERPRISE)
                                                   SCHEDULE OF STOCK ISSUANCES - CONTINUED
                                   Since Inception and for the years ended December 31, 1988 through 2004

          DATE                         YEAR         # OF SHARES                  CONSIDERATION RECEIVED
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 1994                        639,545

                                      Year 1995        105,155         Private placement, average issue price $3.54 per share

BALANCE AS OF DECEMBER 31, 1995                        744,700

                                      Year 1996        36,660          Private placement, average issue price $16.92 per share
                                      Year 1996        (7,500)         Stock repurchase from an officer, price of $33.33 per share

BALANCE AS OF DECEMBER 31, 1996                        773,860


                                      May 25, 1997   15,648,396        Stock split declared 20 for 1 in form of 19 shares
                                                                         for 1 dividend, non-cash
                                      Year 1997        47,324          Private placement, average issue price $28.70 per share
                                      Year 1997         (500)          Stock repurchased from shareholder

BALANCE AS OF DECEMBER 31, 1997                      16,469,080

                                      Year 1998        501,772         Private placement, average issue price $2.85 per share

BALANCE AS OF DECEMBER 31, 1998                      16,970,852

                                      Year 1999        310,428         Private placement, average issue price $1.76 per share

BALANCE AS OF DECEMBER 31, 1999                      17,281,280

                                      Year 2000        329,035         Private placement, average issue price $1.27 per share

BALANCE AS OF DECEMBER 31, 2000                      17,610,315

                                                      RUBY MINING COMPANY AND SUBSIDARY
                                                      (A DEVELOPMENT STAGE ENTERPRISE)
                                                         SCHEDULE OF STOCK ISSUANCES
                                   Since Inception and for the years ended December 31, 1988 through 2004

          DATE                         YEAR           # OF SHARES              CONSIDERATION RECEIVED
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 2000                        17,610,315

                                     May 25, 2001       2,230,000    Note 1 - Beginning balance effects of merger
                                       Various           360,500     Cash of $1 and $1.50 per share totaling $363,750
                                    March 9, 2001        90,360      Non-cash, conversion of notes payable, equivalent to $.50/share
                                     May 25, 2001        15,073      Non-cash, stock for invoice payment equivalent to $1.00/Share
                                   August 21, 2001       445,000     Non-cash, payment of consulting fees, equivalent to $.245/Share
                                  September 20, 2001    1,165,000    Non-cash, payment of consulting fees, equivalent to $.245/Share
                                  November 20, 2001      150,000     Non-cash, payment of consulting fees, equivalent to $.20/Share

BALANCE AS OF DECEMBER 31, 2001                        22,066,248

                                       Various          4,500,000    Options exercised for cash and notes $.10 to $.36 per share
                                   January 23, 2002      750,000     Non-cash, payment of consulting fees, $.36 per share
                                    June 18, 2002       1,000,000    Non-cash, payment of consulting fees, $.09 per share
                                  September 4, 2002     1,450,000    Non-cash, payment of consulting fees, $.07 per share
                                  December 31, 2002      53,921      Stock record adjustment

BALANCE AS OF DECEMBER 31, 2002                        29,820,169

                                                      RUBY MINING COMPANY AND SUBSIDARY
                                                      (A DEVELOPMENT STAGE ENTERPRISE)
                                                         SCHEDULE OF STOCK ISSUANCES
                                   Since Inception and for the years ended December 31, 1988 through 2004

          DATE                         YEAR           # OF SHARES              CONSIDERATION RECEIVED
------------------------------------------------------------------------------------------------------------------------------------

BALANCE AS OF DECEMBER 31, 2002                             29,820,169

                                          Various            1,400,000     Private Placement, Stock issued at $.25 per share
                                          Various             504,708      Non-cash, conversion of debt, equivalent to $.05/share
                                          Various             558,592      Non-cash, conversion of debt, equivalent to $.25/Share
                                     February 26, 2003        600,000      Restricted Stock issued at $0.25 per share
                                      October 2, 2003        1,821,250     Private Placement, Stock issued at $.08 per share
                                     November 18, 2003       1,599,469     Non-cash conversion of debt, equivalent to $0.0325
                                                                             per share
                                     November 20, 2003       3,000,000     Restricted Stock issued at $0.03 per share
                                     November 20, 2003        375,000      Restricted Stock issued at $0.04 per share
                                     November 21, 2003        200,000      Non-cash, conversion of debt, equivalent to $.123/share
                                      December 2, 2003       2,173,913     Non-cash, conversion of debt, equivalent to $.023/share
                                      December 2, 2003       3,913,043     Non-cash, conversion of debt, equivalent to $.025/share

BALANCE AS OF DECEMBER 31, 2003                             45,966,144

                                          Various            3,590,000     Private Placement, Stock issued at $.25 per share
                                          Various             722,858      Private Placement, Stock issued at $.70 per share
                                          Various            1,843,188     Non-cash conversion of debt, equivalent to $0.25
                                                                             per share
                                     February 25, 2004        91,111       Non-cash conversion of debt, equivalent to $0.05
                                                                             per share
                                       March 23, 2004         319,732      Non-cash conversion of debt, equivalent to $0.02626
                                                                             per share
                                       April 2, 2004          150,000      Restricted Stock, Option exercise $0.09 per share
                                       April 2, 2004          150,000      Restricted Stock, Option exercise $0.18 per share
                                       July 16, 2004          500,000      S-8 Stock Issued on warrant exercise $0.12 per share
                                       July 18, 2004          150,000      Restricted Stock, warrant exercise $0.10 per share
                                      August 18, 2004         150,000      Restricted Stock, warrant exercise $0.20 per share
                                     September 7, 2004        500,000      Non-cash, Restricted Stock issued for goods & services
                                                                             $.46 per share
                                     December 31, 2004        157,857      Non-cash, Restricted Stock issued for goods & services
                                                                             $.70 per share
                                     December 22, 2004      1,050,000      Restricted Stock, Non-cash investment, Nova Marine
                                                                             Exploration $0.30

BALANCE AS OF DECEMBER 31, 2004                          55,340,890

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          Notes to Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         Ruby Mining Company (the "Company"), and it's wholly owned subsidiaries, Admiralty Corporation, and Admiralty Marine Operations, Ltd., are a development stage enterprise. The Company's primary offices are located in Atlanta, Georgia. During the second quarter of 2001, the Company reorganized by entering into a stock purchase agreement with Admiralty Corporation whereby the Company issued shares of its common stock in exchange for all of the outstanding common stock of Admiralty Corporation. The reorganization was accounted for as a recapitalization of Admiralty because the shareholders of Admiralty controlled the Company immediately after the acquisition. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of Admiralty resulting from the recapitalization. Admiralty is now a wholly owned subsidiary of the Company. The Company is the acquiring entity for legal purposes and Admiralty is the surviving entity for accounting purposes. The primary business of Admiralty is now that of the Company.

         Admiralty Corporation was incorporated in the State of Georgia in 1988. Since inception, Admiralty has undertaken to fund and conduct research to develop a remote sensing nonferrous metal detection device referred to by Admiralty as ATLIS(TM).. Upon completion of research, development and testing, the Company intends to use the device to locate, identify, and quantify gold and silver bullion, coins, and artifacts located on and beneath the ocean floor. The Company believes that much of these artifacts are located in waters governed by foreign countries. Accordingly, the Company is developing relationships with these countries to permit the Company to seek historical shipwreck sites in these waters.

         During the quarter ending March 31, 2004, the Company organized Admiralty Marine Operations, Ltd., as a wholly owned subsidiary. Admiralty Marine Operations, Ltd., through capitalization from the Company, acquired the New World Legacy, a research vessel, for cash consideration of $447,921, and for equity instruments of the Company valued at $350,000.

         The Company is a development stage enterprise and is primarily funding and conducting research to develop ATLIS(TM). As of the Company's current year-end, the Company does not have sufficient funds to complete development of the ATLIS(TM) technology, fund administrative expenses and conduct initial explorations, which may result in revenues. Management believes that sufficient capital to continue research, development and operating activities can be obtained through private and public placements of equity and debt securities. Management recognizes that additional capital will be needed to continue research, development and operations and is working with various financial advisors to facilitate private placements and a public offering of the Company's common stock. In addition, the Company is considering opportunities for partnering or forming alliances with other exploration companies. The success of the Company is dependent upon management's ability to implement this plan.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

         NATURE OF BUSINESS -CONTINUED

         During 2002, the Company jointly formed a limited liability company ("the LLC") with another exploration company, in which the companies would jointly pursue certain identified exploration opportunities. As part of the operating agreement of the LLC, the Company would receive an initial license fee of $1.0 million for use of the ATLIS(TM) technology by the LLC. As of December 31, 2002, the Company has received approximately $200,000 of this license fee. Management of the Company determined in 2002 that due to the uncertainty surrounding the performance of the other company under the operating agreement, the remaining receivable for the license fee is not collectible and had reduced this receivable, and the related revenue deferral, to zero. On November 10, 2003, the Company announced a nullification, cancellation, and discontinuation of International Recovery Group, LLC (IRG) (the "LLC").

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         METHOD OF ACCOUNTING

         The accompanying financial statements include the accounts of Ruby Mining Company, Admiralty Corporation, and Admiralty Marine Operations, Ltd., and have been prepared on the accrual basis of accounting. Under the accrual method, revenues are recognized when earned and expenses are recognized when the related goods or services are received. Significant intercompany accounts are eliminated in consolidation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

         CASH IN BANK

         Cash in bank consists of demand deposits and cash equivalents. The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         FURNITURE, FIXTURES AND COMPUTER EQUIPMENT

         Furniture, fixtures, and computer equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term

         INCOME TAXES

         The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standard No. 109. Under the asset and liability approach deferred tax assets and liabilities are recognized for the future tax benefit and expense which is expected to arise from differences between asset and liability amounts reported for financial statement and tax purposes. Tax assets may also be recognized for net operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         RESEARCH AND DEVELOPMENT

         The Company's research and development expenses represent payments and amounts due to Larsen Laboratory for development of the ATLIS(TM) nonferrous metal detection device. Larsen Laboratory (a related party) is solely owned by a stockholder and former director of the Company. At December 31, 2004 and 2003, amounts payable to Larsen Laboratory for these services were $85,000 and $185,000, respectively. The company paid to Larson Laboratories $350,000 and $50,000 in 2004 and 2003, respectively, for production of the ATLIS(TM) field unit.

         The Company expenses research and development costs, including the cost of materials used in pre-operating prototypes, when incurred.

         FINANCIAL INSTRUMENTS

         Financial instruments include cash in bank, accounts payable, accrued compensation and consulting fees, non-convertible debentures and interest payable. These amounts are recorded at historical cost basis, which approximates fair value. Cash balances in financial institutions periodically exceed insured amounts. These balances are held by national financial institutions and management believes any credit risk of loss related to these amounts is remote.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation utilizing the intrinsic value method. See Note 4 for additional information regarding the Company's stock based compensation. Presented below is certain financial information of the Company with comparative proforma information determined as if the Company had accounted for the stock-based compensation utilizing the fair-value method.

                                                       2004             2003
                                                       ----             ----
  Net Loss as reported                            $ (2,960,451)    $ (1,130,857)
  Basic and diluted loss per share
    as reported                                   $      (0.06)    $      (0.04)
  Stock-based employee compensation
    cost included in net loss as reported         $       --       %      --
  Stock based employee compensation
    cost based on fair-value method               $       --       $      --
  Proforma net loss including stock-based
    compensation cost based on fair-value
    method                                        $ (2,960,451)    $ (1,130,857)
  Proforma basic and diluted loss per share
    including stock-based compensation cost
    based on fair-value method                    $      (0.06)    $      (0.04)

NEW ACCOUNTING PRONOUNCEMENTS

In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure", which provides alternative methods of transition for entities that voluntarily change to the fair value based method of accounting for stock-based employee compensation. The provisions of SFAS No. 148 as adopted by the Company did not have a significant impact on the Company's financial reporting or operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities".. This Statement amended and clarified financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The Statement is effective for contracts entered into after June 30, 2003. The adoption of this Statement did not have a material effect on the Company's financial reporting or operations.

FASB Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", was issued in May 2003 and establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provision of this statement did not have a material impact on the consolidated financial statements of the Company.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

NEW ACCOUNTING PRONOUNCEMENTS-CONTINUED

FASB Interpretation No. 4, " Consolidation of Variable Interest Entities an interpretation of ARB No. 51, as amended by FASB Interpretation No. 46R" was issued in January 2003 and addresses consolidation by business enterprises of variable interest entities. The Company does not have variable interest entities as defined by this Interpretation and therefore, the adoption of the provisions of this FASB Interpretation did not have a material impact on the consolidated financial statements of the Company.

FASB Statement No. 123(R) "Share-Based Payment", was issued in December 2004 and requires compensation costs related to share-based payment transactions be recognized in the financial statements. This pronouncement is effective as of the first interim or annual reporting period after June 15, 2005. The Company is currently evaluating the requirements of SFAS No. 123(R), but expects that the adoption of the Pronouncement will not have a material impact on the Company's consolidated financial position and consolidated results of operations.

FASB Statement No. 153, "Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29", was issued in December 2004 and provides additional guidance on the accounting for nonmonetary exchanges of assets. The provisions of this SFAS are effective for nonmonetary asset exchanges occurring in fiscal periods ending after June 15, 2005. The Company will adopt this SFAS effective January 1, 2006, and the adoption of the statement is not expected to have a significant effect on the Company's results of operations or financial position.

NOTE 2 - NONCONVERTIBLE DEBENTURES

In 1996, the Company issued a senior nonconvertible 6% debenture to an Austrian bank in the amount of $2,000,000 and a substantially identical junior nonconvertible 6% debenture in the amount of $500,000 to the financial organization, which identified the Austrian Bank as a potential investor in the Company. In 1997, the Company issued identical senior and junior debentures. Total net proceeds from the issuance of the debentures were $1,760,000. The excess of the $5,000,000 aggregate value of the debentures over the $1,760,000 of proceeds represents a discount on the debenture and fees charged by the parties for the investment. This discount and the related fees are being amortized over the life of the debentures. At December 31, 2004 and 2003 the unamortized discount and fees were $1,051,301 and $1,442,807. The approximate effective interest rate of the debentures is 12%.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 2 - NONCONVERTIBLE DEBENTURES-CONTINUED

The debentures and interest are due and payable on September 30, 2006 and August 22, 2007, with $2.5 million plus accrued interest due on each date to the extent payment has not been made by the Company previously. The lender of the senior subordinated debenture is entitled to receive 1% of the Company's reported net income, payable quarterly, at such time net income is reported, for each $100,000 of principal amount of the debt which is outstanding. In addition, 50% of the outstanding principal amount is required to be repaid in the event the Company completes an initial public offering. In the event and to the extent that prepayments occur as required by the agreements, the unamortized discount will be recalculated using the interest method and a pro rata portion of the discount will be expensed at the time of the prepayment.

NOTE 3 - INVESTMENT IN NOVA RAY, INC.

In 2004, the Company entered into a Stock Purchase Agreement (the "Agreement") with another entity, Nova Ray, Inc. (Nova), under which the Company would issue 1,050,000 shares of the Company's common stock in exchange for 140,000 shares of Nova common stock. The transaction was executed in December 2004. The shares issued by the Company were restricted shares. The Agreement also provides that the Company may acquire an additional 210,000 shares of common stock of Nova for additional consideration.

The 140,000 shares of Nova, non-voting common stock acquired by the Company represents an approximate 10% interest in Nova. The Company is accounting for this investment at cost, and based the initial cost valuation on the fair value of the Company stock issued in exchange for the Nova stock at the transaction date.

The Company believes that the investment relationship established by the Agreement will create a synergistic relationship amongst the parties in which they would cooperate going forward on exploration projects and would be able to jointly utilize the technologies and capabilities of both companies.

NOTE 4 - SHORT-TERM ADVANCES AND NOTES PAYABLE

At December 31, 2004 and 2003, the Company had outstanding $369,758 and $212,200, respectively, of short-term interest bearing advances and notes payable, primarily from related parties. During 2004, the Company settled or exchanged for stock all prior year notes payable, with the exception of $17,400 due to a related party who performs legal services for the Company. For the amounts outstanding at December 31, 2004, $50,000 bears an interest rate of 6.75% and matures in 2005, which was loaned to the Company by a shareholder during 2004. Additionally, during 2004 the same shareholder loaned the Company $150,000, which was outstanding as of December 31, 2004, bears interest at 6.75% and matures in 2011. An additional $128,950 of the amount outstanding at December 31, 2004, was loaned to the Company by an executive officer and bears interest at 6.75% and matures in 2011. The remaining $23,408 was advances to the Company by a shareholder to pay for fuel for the Company Ship, New World Legacy.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 5 - STOCK OPTIONS AND WARRANTS

The Company may grant stock options to the Company's officers, directors, key employees, and consultants to purchase the Company's common stock. Options are granted to purchase common stock shares at a price not less than fair market value of the stock at the date of grant as established by the Board of Directors. The Company may grant either incentive or nonqualified stock options to employees of the Company, but only nonqualified options may be granted to non-employee directors or consultants. Options expire not later than 10 years after the grant date, and have a maximum 10-year vesting term.

The Company made available 1,448,700 shares for issuance of stock options as of December 31, 2001. During 2002, the Company made available an additional 4,500,000 stock options under its 2002 Stock Option Plan. The Board of Directors of the Company establishes to whom options shall be granted and determines exercise prices, vesting requirements and the number of shares covered by each option. The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," in October 1995. The Company has adopted SFAS No. 123 and as permitted by that Statement has elected to present pro forma fair-value stock-based compensation information as notes to the financial statements. The proforma presentation is presented in Note 1 to the financial statements.

The following table summarizes stock option activity over the past two years for options issued:

                                                             Weighted
                                                             -Average
                                               Number of     Price
                                               Shares        Exercise Price

Options outstanding at January 1, 2003         768,200       $   1.46
            Granted                               --              --
            Exercised                             --              --
            Canceled or Expired                   --              --

Options outstanding at December 31, 2003       768,200           1.46
            Granted                               --              --
            Exercised                             --              --
           Canceled or Expired                 290,700           2.03

Options outstanding at December 31, 2004       477,500           1.12

Options exercisable at December 31, 2003       768,200           1.46

Options exercisable at December 31, 2004       477,500           1.12

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 5 - STOCK OPTIONS AND WARRANTS-CONTINUED

For options outstanding and exercisable at December 31, 2004, the exercise prices and average remaining lives were:

               Options Outstanding                                                  Optionsd Exercisable
---------------------------------------------------------------------------     -----------------------------

                                           Weighted-Average
Range of        Number                     Remaining               Weighted-                        Weighted-
Exercise        Outstanding at             Life in                 Average       Number             Average
Prices          12/31/04                   Years                   Exercise      Exercisable        Exercise
                                                                   Price         at 12/31/04        Price

$  1.00             450,000                 1.42                   $  1.00       450,000            $   1.00
$  3.00              27,500                  .64                   $  3.00        27,500            $   3.00
                    -------                                                      --------

                    477,500                 1.37                   $  1.12       477,500            $   1.12
                    =======                                                      ========


At December 31, 2004, the Company had 14,222,580 outstanding warrants to purchase one share of common stock per warrant at prices ranging $.05 per share to $7.00 per share. The warrants were issued in connection with the Company obtaining short-term notes payable, financing, and in connection with the 2001 reorganization of the Company.

NOTE 6 - LOSS PER SHARE

The computation of basic and diluted earnings (loss) per share is based on the weighted average number of shares outstanding during the period presented, plus, when their effect is dilutive, additional shares assuming the exercise of certain vested stock options and warrants, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Diluted per share amounts have not been presented in the accompanying statements of operations as their effect is anti-dilutive. The Company's loss from operations as presented on the Statement of Operations was used in the loss per share calculation. The weighted average number of shares outstanding for 2004 was 50,951,007 and for 2003 was 29,864,442.

NOTE 7 - INCOME TAXES

The Company has available unused operating loss carryforwards of approximately $17.8 million resulting in a deferred tax-asset of approximately $3.5 million which may be applied against future taxable income and which expires in various years from 2005 to 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the amount of the recognized benefit for the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 8 - RELATED PARTY TRANSACTIONS

At times the Company may enter into transactions with related parties.. During 2004, these transactions included the issuance of 1,126,636 shares for the cancellation of $214,586 in debt and accumulated interest at prices between $0.026 to $0.25 a share, which included the issuance of 319,732 shares issued to a former Director and CTO of the company for a debt of $12,789 including interest. The Company also has a note receivable of approximately $73,000 from an executive officer of the Company. At December 31, 2004 the note had matured and was in default. In addition, the Company has an expense advance receivable of approximately $155,000 from the same former executive officer of the Company.

During the year ended December 31, 2004, the Company issued 157,857 shares of restricted unregistered common stock of the Company as retainer payment for future services to be provided for the Company, valued at approximately $110,500. Of these shares, 142,857 shares were issued to a related party for legal work, and issuances were at $0.70 per share.

NOTE 9- LEASES

In June 2002, the Company entered into an operating lease for its current office facility through July 31, 2005. In July 2003, this lease was amended to reduce the square footage rented by the Company. Future minimum lease payment obligations as of December 31, 2004 are as follows:

                 2005                  $25,222

NOTE 10 - SUBSEQUENT EVENTS

In the first quarter of 2005, the Company received $302,100 of additional capital as part of a $990,000 private placement to raise additional capital to fund operations. Additionally, 100,000 shares were issued as a result of an option exercise at $0.25 per share for a total consideration of $25,000.

No dealer,  salesperson  or other person
is authorized to give any information or
to represent  anything not  contained in
this  prospectus.  This prospectus is an
offer to sell  only the  shares  offered               ____________ Common Stock
hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

             ----------------------                 RUBY MINING COMPANY, INC.


                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
Prospectus Summary...........................................................2

Summary Financial Data.......................................................7

Risk Factors.................................................................8

Use of Proceeds.............................................................17

Dividend Policy.............................................................17

Market for Common Equity and
   Related Shareholder Matters..............................................17

Management's Discussion and Analysis
   or Plan of Operation.....................................................18

Business ...................................................................23

Management .................................................................30

Security Ownership of Certain
   Beneficial Owners and Management.........................................35

Certain Transactions........................................................35


Selling Stockholders........................................................37


Description of Securities...................................................40

Plan of Distribution........................................................44

Experts.....................................................................45

Legal Matters...............................................................46

Where You Can Find More Information.........................................46

Consolidated Financial Statements..........................................F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     The Colorado Business Corporation Act (the "Act") generally allows for the indemnification of directors, officers, employees and agents of a corporation against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the corporation if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Company's Articles of Incorporation provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the Company as a director or to the Company's stockholders except for the following: (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) voting to or assenting to a distribution in violation of Section 7-016-401 of the Act or the Company's Articles of Incorporation, if it is established that the director did not perform his duties in compliance with Section 7-106-401 of the Act, provided that the personal liability of such director is limited to the amount of the distribution which exceeds that which could have been distributed without violation of Section 7-106-401 or the Articles of Incorporation; and
(iv) any transaction from which the director directly or indirectly derives an improper personal benefit.

     The Company's Bylaws provide for the indemnification of each of the Company's officers and directors and their heirs, executors and administrators from and against any and all costs and expenses incurred in connection with or resulting from any claim, action, suit or proceeding by reason his having been an officer or director; provided, however, that the right of indemnification does not extend to matters as to which such officer or director shall be finally adjudged to be liable for misconduct in the performance of his duties as an officer or director.

     The Company has not purchased liability insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):

Filing fee -- Securities and Exchange Commission..................  $   1,600
Printing and engraving expenses...................................      1,000
Legal fees and disbursements......................................     20,000
Accounting fees and disbursements.................................      5,000
Blue Sky fees and expenses (including legal fees).................      1,000
Transfer agent and registrar fees and expense.....................        700
Miscellaneous.....................................................        700
...................................................................  ---------
Total expenses....................................................    $30,000

Item 26.  Recent Sales of Unregistered Securities

The following sets forth the securities transactions that have occurred in the last three fiscal years ending December 31, 2002, 2003, and 2004 and for the eight months from January 1, 2005 through August 31, 2005. All of these were effectuated pursuant to transactional exemptions from the registration requirements of the Securities Act of 1933, as amended, under Sections 4(2) and 4(6) and under Regulation D. All sales of securities described below were made to "accredited investors" as defined in Rule 501 of Regulation D.

2002

Securities issued during the fiscal year ending on December 31, 2002, were 4,500,000 shares of common stock to 3 individuals through the exercise of stock options issued pursuant to the Company's 2002 Stock Option Plan. The shares were registered pursuant to an S-8 registration statement. The exercise prices were at fair market value (ranging from $0.08 to $0.15 per share) and were paid for by promissory notes of one year or less with annual interest rates ranging from 6% to 9%.

A business partnership, of which one of the Company's directors was a partner, advanced $90,000 in 2002 pursuant to an agreement to purchase 3,000,000 restricted shares of the Company's common stock. These shares are to be issued in 2003. These shares will be issued in reliance on the transactional exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Company did not pay any commission in connection with the offer and sale of any of the foregoing securities.

2003

Securities issued during the fiscal year ending on December 31, 2003, were 3,221,250 shares of common stock to 33 individuals and entities in two private placements for a total consideration of $495,700.00 at prices ranging from $0.08 to $0.25 per share. These two private placements were done in reliance upon Regulation D of the Securities Act of 1933, as amended. The second private placement continued into 2004 for a total of $1,200,000.00 before offering costs. Additionally, 12,924,725 unregistered shares were issued in consideration fro $755,537.66 in note trade debts. The prices were fair market value at the time of the transactions (ranging from $0.026 to $0.25 per share) and were recorded on the books on the date of issuance.

A business partnership, of which one of the Company's directors was a partner ( this same director disclaims any direct or indirect interest or ownership of the partnership's investment into Ruby Mining Company by action of the partnership's agreement and amendments), advanced $90,000 in 2002 pursuant to an agreement to purchase 3,000,000 restricted shares of the Company's common stock. These shares were issued in 2003. Additionally, this same partnership invested $15,000.00 into restricted stock at $0.04 per share, and, loaned the Company $100,000.00 in two equal notes of $50,000.00 each (the notes ranged from six months with 8% to one month at 12%). These two notes were subsequently converted in to 3,913,043 shares at an average implied cost of $0.026 per share in December, 2003. This same partnership also invested $25,000.00 into the private placement in December, 2003 at the offering price of $0.25 per share.

In a related party transaction, prior to becoming an officer of the Company, the Chairman of the Board and CEO of the Company, who is also a Company Director, loaned $50,000.00 in June 2003. This loan was collateralized by 2,173,913 shares of Company stock and was converted to the 2,173,913 shares to help the company's cash flow at the beginning of December, 2003. In a subsequent related party event, at the beginning of January 2004, this same individual invested $25,000.00 into the latest private placement at $0.25 as was called for in the subscription documents. In another related party transaction, 600,000 shares at $0.25 were sold in a private placement during mid January 2003 and placed into a trust for which the related party claims a beneficial interest.

During 2003, a total of 16,145,975 shares were issued for either cash, or, as conversion of indebtedness, and as specified collateral for indebtedness mentioned above. These shares were issued in reliance on the transactional exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Company paid commissions and/or finder's fees in a combination of stock and cash in connection with the offering and sale of the last private placement which continued in to 2004, and one loan to the Company of $50,000.00 (which loan was from an unrelated party) during the year 2003.

2004

Common Shares issue during the fiscal year ending on December 31, 2004, were 4,312,858 shares of common stock to 53 individuals and entities in two private placements for a total consideration of $1,403,485 at prices ranging from $0.25 to $0.70 per share. These two private placements were done in reliance upon Regulation D of the Securities Act of 1933, as amended. The first private placement continued from 2003 for a total of $1,200,000.00 before costs. The Company also issued $335,000 of $0.10 warrants exercisable at $0.35 for three years to eight (8) accredited investors. As of December 31, 2004, $25,000.00 of the warrants issued was held as a subscription, as the issue had not been perfected. Additionally, 4,561,888 shares were issued in consideration for $654,157.00 in exchange for notes, trade debts, investment ownership interest, and restricted stock in 2004.. The prices were at fair market value at the time of the transactions (ranging from $0.25 to $0.70 per share) and were recorded on the books on the date of issuance.

2005 through September 30, 2005

The Company satisfied liquidity and capital requirements during the three months ended March 31, 2005 through the issuance of 219,500 shares of common stock for a consideration of $32,450.00 from four individuals and entities. This includes 21,000 two-year warrants exercisable at $1.35 each and 21,000 four-year warrants exercisable at $2.25 each. These warrants were issued as part of a Private Placement offering of at $0.70 unit consisting of one share of restricted common stock, a two-year warrant exercisable for $1.35, and a four-year warrant exercisable for $2.25 a share (shares issued upon exercise of these options are unregistered common stock of the Company). The certificates representing these shares were issued on or about January 26, 2005. The Private Placement began in 2004 and continued through the quarter ending March 31, 2005. A total of 3,470,000 three year warrants exercisable at $0.35 into registered stock, were placed for a total consideration of $347,000.00. A total of 17 individuals or entities have participated in the before referenced Private Placement during the first quarter of 2005.

Additionally, two entities, one an individual that provides services to the Company and an entity, exercised a total of 200,000 warrants (100,000 at $0.001, 100,000 at $0.25) for a total consideration of $25,100.00 (this amount is included in the reported total consideration of $379,450.00 reported in note 1 and the shares issued of 200,000 are part of the 210,500 total shares issued for the quarter).

The Company satisfied liquidity and capital requirements during the three months ended June 30, 2005 through the issuance of 3,121,156 three year, $0.35 warrants exercisable into the common stock of the Company for a consideration of $315,153.00 from 20 individuals. As part of the $315,153 consideration for these warrants, the CEO and CFO of the Company exchanged debts owed to them by the Company for a total consideration of $42,614 which resulted in the issuance of 412,067 and 14,074 three year, $0.35 warrants, respectively. The warrant agreements representing these warrants were issued on or about June 30, 2005. In addition, employees of the Company continued to partially defer payments of compensation to help provide liquidity for the Company.

The Company satisfied $10,200 in professional service costs related to the New World Legacy by issuing 40,800 shares of common stock at a price of $0.25 per share to three individuals.

The Company satisfied liquidity requirements for the three months ended September 30, 2005 through the issuance of the $1,650,000 in callable secured convertible notes, the underlying common stock for which is being registered by way of this registration statement.

Item 27.  Exhibits

Exhibit No.    Description

2.1 Plan and Agreement of Share Exchange dated as of March 2, 2001, by and among Admiralty
        Corporation, Ruby Mining Company, and
        U.S. Energy Corp. *

2.2     First Amendment to Plan and Agreement of Share Exchange                *

2.3     Second Amendment to Plan and Agreement of Share Exchange               *

2.4     Third Amendment to Plan and Agreement of Share Exchange                *

2.5     Stock Purchase Agreement between Ruby Mining Company
        and Nova Marine Exploration, Inc.                                      *

3.1     Articles of Incorporation                                              *

3.2(1)  Amendment to Articles of Incorporation *

3.2(2)  Amended Articles of Incorporation relating
        to corporate name change
        and increased capitalization                                          **

3.3     Bylaws                                                                 *

4.1     Specimen Common Stock Certificate                                      *

5.1     Opinion of Steven A. Cunningham, P.C.                                 **

10.1    Securities Purchase Agreement between
        Ruby Mining Company and AJW Partners, LLC,
        AJW Offshore, Ltd., AJW Qualified Partners, LLC, and
        New Millennium Capital Partners, LLP (the "Purchasers")                *

10.2    Secured Convertible Note with each of the Purchasers                   *

10.3    Callable Stock Purchase Warrant with each of the Purchasers            *

10.4    Security Agreement with the Purchasers                                 *

10.5    Intellectual Property Security Agreement with the Purchasers           *

10.6    Guaranty and Pledge Agreement with the Purchasers                      *

10.7    Registration Rights Agreement with the Purchasers                      *

10.8    Five Year Warrant No. WO61104-5 Issued to
        Murray D. Bradley, Jr.                                                 *

10.9    Five Year Warrant No. WO61104-4 Issued to James W. Larsen              *

10.10   2002 Stock Option Plan                                                 *

10.11   Financial Advisory Agreement between
        Ruby Mining Company and Laidlaw & Company (UK) Ltd.                    *

10.12   Joint Venture Agreement between Ruby Mining Company
        and Corazon & Corazon                                                  *

10.13   Enterprise Venture Agreement among  Ruby Mining Company,
        Nova Marine Explorations, Inc. and John Doering                        *

10.14   Consulting Agreement between Ruby Mining Company
        and Diversified Financial Relations Consultants, LLC                   *

10.15   License Agreements from the Government of Jamaica to
        Admiralty Corporation (i.e., the Pedro Bank Permit)                   **

21.1    Subsidiaries of Registrant                                             *

23.1    Consent of Cherry, Bekaert & Holland, L.L.P.                          **
------------------------
* Incorporated by reference from the SB-2 Registration Statement filed by the Company on September 26, 2005.

**     Filed herewith.

Item 28.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post -effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant also undertakes that:

(1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Atlanta, State of Georgia, this 21st day of November, 2005.


RUBY MINING COMPANY


By:/s/ G.. Howard Collingwood
-------------------------------
G. Howard Collingwood
Its: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated..

Signature                                     Title                     Date

/s/ G. Howard Collingwood
-------------------------------
G. Howard Collingwood              Chairman, CEO and President            November 21, 2005


/s/ Murray D. Bradley, Jr.
-------------------------------

Murray D. Bradley, Jr.             CFO, Senior Vice President,            November 21, 2005
                                   Secretary, Treasurer and a Director